     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 2003


                                                     REGISTRATION NO. 333-101330
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

           URS CORPORATION                         DELAWARE                           8711                    94-1381538
AMAN ENVIRONMENTAL CONSTRUCTION, INC.             CALIFORNIA                          1795                    95-4415779
 BANSHEE CONSTRUCTION COMPANY, INC.               CALIFORNIA                          1611                    33-0735448
     CLEVELAND WRECKING COMPANY                   CALIFORNIA                          1795                    95-4628214
         URS RESOURCES, LLC                        DELAWARE                           6719                    16-1627792
       O'BRIEN-KREITZBERG INC.                    CALIFORNIA                          8741                    94-3213883
      RADIAN INTERNATIONAL LLC                     DELAWARE                           8711                    74-2770842
  SIGNET TESTING LABORATORIES, INC.                DELAWARE                           8734                    94-3297332
   URS CONSTRUCTION SERVICES, INC.                  FLORIDA                           8711                    59-3662286
           URS CORPORATION                          NEVADA                            8711                    94-1716908
     URS CORPORATION GREAT LAKES                   MICHIGAN                           8711                    38-1776252
  URS CORPORATION GROUP CONSULTANTS                NEW YORK                           8711                    11-1980241
     URS CORPORATION -- MARYLAND                   MARYLAND                           8711                    74-2444918
       URS CORPORATION -- OHIO                       OHIO                             8711                    34-0939859
      URS CORPORATION SOUTHERN                    CALIFORNIA                          8711                    59-2087895
           URS GROUP, INC.                         DELAWARE                           8711                    94-3077384
         URS HOLDINGS, INC.                        DELAWARE                           6719                    95-4316617
       URS INTERNATIONAL, INC.                     DELAWARE                           8711                    94-3128864
     LEAR SIEGLER SERVICES, INC.                   DELAWARE                           4581                    27-0031024
    URS OPERATING SERVICES, INC.                   DELAWARE                           8711                    94-3216333
    EG&G DEFENSE MATERIALS, INC.                     UTAH                             8711                    87-0468639
    EG&G TECHNICAL SERVICES, INC.                  DELAWARE                           8711                    51-0391628
    (Exact name of registrant as         (State or other jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
      specified in its charter)        of incorporation or organization)  Classification Code Number)   Identification Number)

                                URS CORPORATION
                        100 CALIFORNIA STREET, SUITE 500
                      SAN FRANCISCO, CALIFORNIA 94111-4529
                           TELEPHONE: (415) 774-2700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               KENT P. AINSWORTH
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                URS CORPORATION
                        100 CALIFORNIA STREET, SUITE 500
                      SAN FRANCISCO, CALIFORNIA 94111-4529
                           TELEPHONE: (415) 774-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                              SAMUEL M. LIVERMORE
                              GIAN-MICHELE AMARCA
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                            SAN FRANCISCO, CA 94111
                                 (415) 693-2000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable following the effectiveness of this registration statement.
                             ---------------------
    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE SECURITIES AND EXCHANGE COMMISSION DECLARES OUR REGISTRATION STATEMENT EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MARCH 5, 2003


PROSPECTUS

                                $200,000,000.00

                                   [URS LOGO]
                               OFFER TO EXCHANGE
       11 1/2% SENIOR NOTES DUE 2009, REGISTERED UNDER THE SECURITIES ACT
                                      FOR
                 ALL OUTSTANDING 11 1/2% SENIOR NOTES DUE 2009

     We are offering to exchange new 11 1/2% senior notes due 2009 for our currently outstanding 11 1/2% senior notes due 2009. The terms of the new notes are identical to those of the outstanding notes, except that the new notes will have been registered under the Securities Act, will not bear any legend restricting their transfer and will not, therefore, be subject to the registration rights provisions relating to our making an exchange offer. We will issue the new notes under the same indenture under which we issued the outstanding notes, and the new notes will represent the same debt as the outstanding notes for which they are exchanged. We will not receive any proceeds from the exchange offer. The net proceeds from the sale of the outstanding notes were used to partially finance our acquisition of Carlyle-EG&G Holdings Corp. and Lear Siegler Services, Inc. in a transaction that closed on August 22, 2002.

                               THE EXCHANGE OFFER

     - Our offer to exchange the outstanding notes for new notes will be open
       until 5:00 p.m., New York City time, on           ,      , unless we
       extend the offer.

     - You should carefully review the procedures for tendering the outstanding notes beginning on page 22 of this prospectus. If you fail to tender your outstanding notes, you will continue to hold unregistered securities and your ability to transfer the outstanding notes could be adversely affected.

     - No public market currently exists for the notes. We do not intend to list the new notes on any securities exchange and, therefore, no active public market is anticipated.

     - We will pay the expenses of the exchange offer.

                             ---------------------

     YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

                             ---------------------

     Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                             ---------------------

               The date of this prospectus is           ,      .

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     We are providing the information in this prospectus and the information incorporated by reference to assist you in deciding whether or not to participate in the exchange offer. We have not authorized anyone to provide you with different information. We are not offering to exchange the outstanding notes for new notes in any jurisdiction where the offer is not permitted.

                             AVAILABLE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the Securities and Exchange Commission:

            Public Reference Room                         Midwest Regional Office
            450 Fifth Street, N.W.                        500 West Madison Street
                  Room 1024                                      Suite 1400
             Washington, DC 20549                         Chicago, Illinois 60661

     You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You may obtain information about the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement through the SEC's "EDGAR" (Electronic Data Gathering, Analysis and Retrieval) System, available on the SEC's website (http://www.sec.gov).

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     We are filing with the SEC a registration statement on Form S-4 relating to the new notes. This prospectus is a part of that registration statement, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. In addition, as allowed by the SEC's rules, this prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update the information in this prospectus.

     We are incorporating by reference the following reports that we have filed with the SEC:

     - the annual report on Form 10-K for the year ended October 31, 2002.


     - the current reports on Form 8-K filed on July 26, 2002, August 2, 2002, August 5, 2002, August 19, 2002, September 5, 2002, September 9, 2002, November 15, 2002, December 23, 2002 and January 31, 2003 and our current report on Form 8-K/A filed on November 5, 2002.


     Any future annual, quarterly or current reports and proxy materials filed prior to the end of the exchange offer are also incorporated by reference.

     You may request a free copy of any of our filings with the SEC by writing or telephoning us at URS Corporation, 100 California Street, Suite 500, San Francisco, California 94111-4529, Attention: Corporate Secretary, (415) 774-2700.

     IN ORDER TO OBTAIN TIMELY DELIVERY OF SUCH DOCUMENTS, HOLDERS OF OUTSTANDING NOTES MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER FOR THE OUTSTANDING NOTES.

                               TABLE OF CONTENTS

Prospectus Summary..........................................     1
Risk Factors................................................     7
Forward-Looking Information.................................    15
Ratio of Earnings to Fixed Charges..........................    16
Selected Financial Information for URS......................    17
Unaudited Condensed Combined Pro Forma Statement of
  Operations................................................    18
The Exchange Offer..........................................    21
Description of Certain Indebtedness.........................    28
Description of Notes........................................    30
Material U.S. Federal Income Tax Consequences...............    71
Plan of Distribution........................................    76
Legal Matters...............................................    77
Experts.....................................................    77

                               PROSPECTUS SUMMARY


     This summary highlights material information from this prospectus and does not contain all of the information that may be important to you. To understand all of the terms of the exchange offer and the new notes, you should read the entire prospectus, including all of the documents incorporated by reference, and the accompanying letter of transmittal. Except as otherwise indicated or as the context may otherwise require, (i) the words "we," "our," "ours," "us" and "URS" refer to URS Corporation and its subsidiaries including the EG&G businesses,
(ii) "EG&G businesses" refers collectively to Carlyle-EG&G Holdings Corp., Lear Siegler Services, Inc. and their respective subsidiaries (iii) "EG&G Technical Services" refers to Carlyle-EG&G Holdings Corp. and its subsidiaries, (iv) "Lear Siegler" refers to Lear Siegler Services, Inc. and its subsidiaries and (v) "EG&G acquisition" refers to our acquisition of the EG&G businesses in a transaction that closed on August 22, 2002.


                                  OUR COMPANY

     We are the one of largest professional engineering firms in the United States. We provide a comprehensive range of professional planning, design program and construction management and operations and maintenance services to local, state and federal government agencies and large private sector clients through a network of approximately 240 principal offices and contract-specific job sites in all 50 states and over 20 foreign countries. On August 22, 2002, we acquired the EG&G businesses, leading providers of operations and maintenance, logistics and technical services to the Department of Defense and other federal government agencies, for an aggregate purchase price of $503.6 million. The aggregate purchase price included issuance of 4,957,359 shares of our common stock, valued at $112.3 million (based on the price of the common stock on the closing date), issuance of 100,000 shares of our Series D Senior Convertible Participating Preferred Stock, valued at $47.8 million (based on the price of our common stock on the closing date), $176.1 million in cash, estimated direct transaction costs of $11.8 million and the assumption and retirement of $155.6 million of EG&G businesses' debt. The EG&G acquisition was partially financed with the net proceeds from the sale of the outstanding notes. On January 28, 2003, all 100,000 shares of our Series D Convertible Participating Preferred Stock were converted into 2,106,674 shares of our common stock.

     Our common stock is listed on the New York Stock Exchange under the symbol URS. As of January 31, 2003, we had a market capitalization of approximately $355.2 million.

     Our corporate offices are located at 100 California Street, San Francisco, CA 94111. Our telephone number is (415) 774-2700.

                                  THE EXCHANGE

     In connection with the EG&G acquisition and the issuance of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, under which we agreed to commence this exchange offer. The terms of the new notes are substantially identical to those of the outstanding notes, except that the new notes will have been registered under the federal securities laws and will not bear any legend restricting their transfer. You should read the discussion under the headings "The Exchange Offer" and "Description of Notes" for further information regarding the new notes to be issued in the exchange offer.

     We will issue the new notes under the same indenture under which we issued the outstanding notes, and the new notes will represent the same debt as the outstanding notes for which they are exchanged. We will not receive any proceeds from the issuance of new notes in the exchange offer, and because the new notes will evidence the same debt as the outstanding notes for which they are exchanged, the issuance of the new notes will not result in any change in our aggregate indebtedness.

THE EXCHANGE OFFER............   You may tender your outstanding notes for
                                 exchange by following the procedures described under the heading "The Exchange Of-fer." All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for new notes on or promptly after the expiration date of the exchange offer.

EXPIRATION DATE...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on                ,
                                                , unless we extend it.

WITHDRAWAL....................   You may withdraw any outstanding notes tendered
                                 in the exchange offer at any time prior to the expiration date of the exchange offer by following the procedures described under the heading "The Exchange Offer -- Withdrawal
                                 Rights."

CONDITIONS TO THE EXCHANGE....   The exchange offer is subject to customary
                                 conditions, which we may waive. See the
                                 discussion below under the heading "The
                                 Exchange Offer -- Conditions to the Exchange
                                 Offer."

PROCEDURES FOR TENDERING
OUTSTANDING NOTES.............   Unless you comply with the procedures described
                                 below under the heading "The Exchange
                                 Offer -- Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

                                 - tender your outstanding notes by: (1) using
                                   the book-entry transfer procedures described
                                   below under the heading "The Exchange
                                   Offer -- Book Entry Transfer"; and (2)
                                   delivering a properly completed and duly
                                   executed letter of transmittal, with any
                                   required signature guarantees, or an agent's
                                   message instead of the letter of transmittal, to the exchange agent; or

                                 - tender your outstanding notes by sending: (1)
                                   the certificates for your outstanding notes, in proper form for transfer; (2) a properly completed and duly executed letter of transmittal, with any required signature guarantees; and (3) all other documents required by the letter of transmittal to the exchange agent.

                                 In order for a book-entry transfer to
                                 constitute a valid tender of your outstanding notes in the exchange offer, the exchange agent must receive a confirmation of book-entry transfer of your outstanding notes into the exchange agent's account at The Depository Trust Company prior to the expiration of the exchange offer. See the discussion below under the heading "The Exchange Offer -- Procedures for Tendering Outstanding Notes."

                                 You can find the address and telephone number of the exchange agent below under the heading "The Exchange Offer -- Exchange Agent."

GUARANTEED DELIVERY
PROCEDURES....................   If you are a registered holder of the
                                 outstanding notes and wish to tender your outstanding notes in the exchange offer, but:

                                 - certificates for your outstanding notes are
                                   not immediately available;

                                 - time will not permit certificates for your
                                   outstanding notes or other required documents to reach the exchange agent before the expiration of the exchange offer; or

                                 - the procedure for book-entry transfer cannot
                                   be completed prior to the expiration of the exchange offer,

                                 then you may tender outstanding notes by following the procedures described below under the heading "The Exchange Offer -- Guaranteed Delivery Procedures." For this purpose, "registered holder" includes any participant in The Depository Trust Company's system whose name appears on a security position listing as the owner of the outstanding notes.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   If you are a beneficial owner whose outstanding
                                 notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should promptly contact the person in whose name the outstanding notes are registered and instruct that person to tender on your behalf.

                                 If you wish to tender outstanding notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your outstanding notes, you must either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the person in whose name the outstanding notes are registered.

UNITED STATES FEDERAL TAX
CONSEQUENCES..................   Your exchange of outstanding notes for new
                                 notes will not result in any gain or loss to you for United States federal income tax purposes. Because the outstanding notes were issued at 97.64% of their stated principal amount, however, there will be income tax consequences associated with ownership of the new notes. See "Material U.S. Federal Income
                                 Tax Consequences."

USE OF PROCEEDS...............   We will not receive any cash proceeds from the
                                 exchange offer.

EXCHANGE AGENT................   U.S. Bank, N.A. will serve as exchange agent.
                                 You can find the address and telephone number of the exchange agent below under the heading
                                 "The Exchange Offer -- Exchange Agent."

CONSEQUENCES OF FAILURE TO
EXCHANGE......................   Outstanding notes not exchanged in the exchange
                                 offer will continue to be subject to
                                 restrictions on transfer. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the outstanding notes under the Securities Act. Under some circumstances, however, holders of the outstanding notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of outstanding notes by these holders. For more information regarding the consequences of not tendering your outstanding notes and our obligation to file a shelf registration statement, see "The Exchange
                                 Offer -- Consequences of Exchanging or Failing to Exchange

                                 Outstanding Notes" and "Description of
                                 Notes -- Registration Rights."

CONSEQUENCES OF EXCHANGE......   Based on interpretations of the staff of the
                                 SEC, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

                                 - you acquire the new notes issued in the
                                   exchange offer in the ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate, and have no arrangement or
                                   undertaking with anyone to participate, in the distribution of the new notes issued to you in the exchange offer; and

                                 - you are not an "affiliate" of us, as
                                   described in Rule 405 of the Securities Act.

                                 If any of these conditions are not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you may incur.

                                 Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells or transfers any new notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

                                 THE NEW NOTES

     The exchange offer applies to $200,000,000 aggregate principal amount due at maturity of the outstanding notes. The new notes are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes. The new notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the same indenture under which the outstanding notes were issued. Otherwise unqualified references to the "notes" refer to the outstanding notes and the new notes collectively, and all references to specified percentages in aggregate principal amount of the notes shall be deemed to mean, at any time after the exchange offer is completed, such percentage in aggregate principal amount of the outstanding notes and the new notes then outstanding. See "Description of Notes."

ISSUER........................   URS Corporation

MATURITY DATE.................   September 15, 2009.

INTEREST PAYMENTS.............   Interest will be payable semiannually in
                                 arrears on March 15 and September 15 of each year, beginning March 15, 2003.

OPTIONAL REDEMPTION...........   We may redeem some or all of the notes
                                 beginning on September 15, 2006 at the
                                 redemption prices listed under the heading
                                 "Description of Notes -- Optional Redemption."

                                 At any time on or before September 15, 2005, we may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of certain equity offerings, at a redemption price equal to 111.50% of their principal amount, so long as at least 65% of the aggregate principal amount of the notes remains outstanding after the redemption.

CHANGE OF CONTROL.............   If we experience a change of control as defined
                                 under "Description of Notes," we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

GUARANTEES....................   All of our wholly owned domestic subsidiaries
                                 with aggregate annual gross revenues
                                 aggregating 90% or more of our and our domestic subsidiaries' aggregate annual gross revenues and, if not otherwise included, each of our wholly owned domestic subsidiaries with annual gross revenues of $5 million or more will be guarantors of our obligations on the notes.

RANKING.......................   The notes and the guarantees will be our and
                                 the applicable guarantor's unsecured senior debt obligations and:

                                 - will be effectively subordinated to all of
                                   our and such guarantor's existing and future secured debt, if any, to the extent of such security, including indebtedness under our new senior secured credit facility;

                                 - will rank equally with all of our and such
                                   guarantor's existing and future unsecured senior debt; and

                                 - will rank senior to all of our and such
                                   guarantor's existing and future subordinated indebtedness, including our 12 1/4% senior subordinated notes due 2009.

                                 In addition, the notes will be effectively subordinated to the existing and future liabilities of our subsidiaries that are not providing guarantees.


                                 As of October 31, 2002, we had approximately
                                 $954.2 million of outstanding indebtedness, of which $551.7 million would have been effectively senior to the notes by virtue of being secured indebtedness or attributable to liabilities of our non-guarantor subsidiaries. Under the covenants contained in the indenture governing the notes and our senior secured credit facility, we estimate that as of October 31, 2002 we could have incurred $51.0 million of additional debt on a consolidated basis of which $40.0 million could have been incurred by our non-guarantor subsidiaries.


RESTRICTIVE COVENANTS.........   We will issue the new notes under the same
                                 indenture that governs the outstanding notes.
                                 This indenture restricts our ability to, among other things:

                                 - incur additional indebtedness;

                                 - pay dividends or make distributions to our
                                   stockholders;

                                 - repay indebtedness that is junior to our
                                   senior secured credit facility or the
                                   outstanding notes;

                                 - repurchase or redeem our capital stock;

                                 - make investments or other restricted
                                   payments;

                                 - create liens securing debt or other
                                   encumbrances on our assets;

                                 - enter into sale-leaseback transactions;

                                 - enter into transactions with our stockholders
                                   and affiliates;

                                 - sell or exchange assets;

                                 - make capital expenditures; and

                                 - acquire the assets of, or merge or
                                   consolidate with other companies.

                                 However, these limitations are subject to a number of exceptions and qualifications described later in this prospectus under "Description of Notes -- Covenants."

ORIGINAL ISSUE DISCOUNT          The outstanding notes were issued at 97.64% of
                                 their stated principal amount for United States federal income tax purposes. The original issue discount will be included in the gross income of a U.S. holder of new notes for United States federal income tax purposes in advance of the receipt of cash payments on the notes. For more information, see "Material U.S. Federal Income
                                 Tax Consequences."

REGISTRATION RIGHTS...........   In connection with the offering of the
                                 outstanding notes, we and our subsidiary guarantors entered into a registration rights agreement pursuant to which we and our subsidiary guarantors are obligated to file this registration statement with the SEC. If the exchange offer is not available or cannot be completed or some holders are not able to participate in the exchange offer, we and our subsidiary guarantors may be required to file a shelf registration statement to cover resales of the outstanding notes under the Securities
                                 Act. If we or our subsidiary guarantors do not comply with these obligations, we will be required to pay special interest to the holders of the notes under specified circumstances. See
                                 "Description of Notes -- Registration Rights."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered by prospective purchasers in evaluating an investment in the notes.

                                  RISK FACTORS

     Before tendering outstanding notes, prospective participants in the exchange offer should carefully consider the following risk factors, which, with the exception of "Consequences of Failure to Exchange," are generally applicable to the outstanding notes as well as the new notes.

RISKS RELATING TO OUR BUSINESS

 FAILURE TO INTEGRATE THE EG&G BUSINESSES SUCCESSFULLY WILL PREVENT US FROM ACHIEVING THE ANTICIPATED COST SAVINGS AND OTHER BENEFITS ON WHICH OUR DECISION TO CONSUMMATE THE EG&G ACQUISITION WAS BASED.

     We will only achieve the efficiencies, cost reductions and other benefits that we expect to result from the EG&G acquisition if we can successfully integrate the EG&G businesses' administrative, finance, technical and marketing organizations and implement appropriate operations, financial and management systems and controls. We may have insufficient management resources to accomplish the integration, and even if we are able to integrate the EG&G acquisition successfully, we may not realize the level of cost savings and other benefits that we currently expect to achieve.

     The integration of the EG&G businesses' operations with our own will involve a number of risks, including:

     - the disruption of our business and the diversion of our management's attention from other business concerns;

     - unanticipated expenses related to integration;

     - the potential failure to realize anticipated revenue opportunities associated with the EG&G acquisition;

     - the possible loss of our key professional employees or those of the EG&G businesses;

     - the potential failure to replicate our operating efficiencies in the EG&G businesses' operations;

     - our increased complexity and diversity compared to our operations prior to the EG&G acquisition;

     - the possible negative reaction of clients to the EG&G acquisition; and

     - unanticipated problems or legal liabilities.

 WE HAVE BEGUN TO EXPERIENCE THE ADVERSE EFFECTS OF THE CURRENT ECONOMIC DOWNTURN. IF THE CURRENT DOWNTURN CONTINUES, OUR REVENUES COULD DECLINE AND OUR FINANCIAL CONDITION MAY DETERIORATE.

     In response to reduced revenues caused by the current economic downturn, our clients are likely to cut costs and delay, curtail or cancel projects with us. Our clients may also demand better pricing terms. In addition, the current economic downturn may impact our clients' credit-worthiness and our ability to collect cash from them to meet our operating needs. We have already begun to notice a decrease in our margins, and in the future, we may see an increase in the average number of days to convert billed accounts receivable into cash. Accordingly, if current economic conditions do not improve, our revenues and profits may suffer and our operating cash may decrease.

 WE DERIVE A SUBSTANTIAL PORTION OF OUR REVENUES FROM CONTRACTS WITH GOVERNMENT AGENCIES. ANY DISRUPTION IN GOVERNMENT FUNDING OR IN OUR RELATIONSHIP WITH THOSE AGENCIES COULD ADVERSELY AFFECT OUR BUSINESS WITH THESE AGENCIES, AND AS A RESULT OUR REVENUES MAY SUFFER.


     During fiscal year 2002, we derived approximately 54% of our revenues from local, state and federal government agencies. Had we consummated the EG&G acquisition as of the beginning of our 2002 fiscal year, this percentage would have been 62%. The demand for our government-related services is generally directly related to the level of government program funding. The success and further development of our business therefore depend, in large part, upon the continued funding of these government programs and upon our ability to participate in these government programs. Factors that could materially affect our government contracting business include:

     - changes in and delays or cancellations of government programs, requirements or appropriations;

     - curtailment of the use of government contracting firms;

     - changes in political climate with regard to the funding or operation of the services we provide;

     - budget constraints or policy changes resulting in delay or curtailment of expenditures relating to environmental remediation services;

     - the adoption of new laws or regulations affecting our contracting relationships with local or state governments or the federal government;

     - unsatisfactory performance on government contracts by us or one of our subcontractors, negative government audits or other events that may impair our relationship with local or state governments or the federal government;

     - disputes with or improper activity by a subcontractor; and

     - general economic conditions.

     These and other factors could cause government agencies to reduce their purchases or orders under contracts, to exercise their rights to terminate contracts or not to exercise contract options for renewals or extensions, any of which could have a material adverse effect on our financial condition and operating results by reducing our revenues from these agencies.

 AS A GOVERNMENT CONTRACTOR, WE ARE SUBJECT TO A NUMBER OF PROCUREMENT RULES AND REGULATIONS AND OTHER PUBLIC SECTOR LIABILITIES, ANY DEEMED VIOLATION OF WHICH COULD LEAD TO FINES OR PENALTIES OR A LOSS OF BUSINESS.

     We must comply with and are affected by laws and regulations relating to the formation, administration and performance of government contracts. These laws and regulations affect how we do business with our clients, and in some instances, impose added costs on our business. A violation of specific laws and regulations could result in the imposition of fines and penalties or the termination of our contracts. Moreover, as a federal government contractor, we must maintain our status as a responsible contractor. Failure to do so could lead to suspension or debarment, making us ineligible for federal government contracts and potentially for state and local government contracts.

 OUR GOVERNMENT CONTRACTS MAY BE TERMINATED UNEXPECTEDLY AT ANY TIME PRIOR TO THEIR COMPLETION, WHICH MAY RESULT IN A REDUCTION OF OUR BACKLOG OR DIRECT LOSSES ON PARTIALLY COMPLETED GOVERNMENT PROJECTS.

     Government clients can terminate or modify any of their contracts with us at their convenience. In addition, many of these government contracts are subject to renewal or extension annually. If a government client terminates a contract or fails to renew or extend a contract, our backlog may be reduced or we may incur a loss, either of which could impair our financial condition and operating results. A termination due to our unsatisfactory performance could expose us to liability and have a material adverse effect on our ability to recompete for future contracts and orders. In cases where we are a subcontractor, the prime contract under which we are a subcontractor could be terminated, irrespective of the quality of our services as a subcontractor or our relationship with the relevant government agency. Our government clients can also reduce the value of existing contracts, issue modifications to a contract and control and potentially prohibit the export of our services and associated materials.

 UNEXPECTED TERMINATIONS OF ALL OR SOME OF OUR BACKLOG OF ORDERS COULD NEGATIVELY AFFECT OUR ANTICIPATED REVENUES.

     The contracts comprising our backlog estimates may not result in actual revenues in any particular period. These estimates are based on our experience under these contracts and similar contracts and may not be accurate. Our contract backlog consists of the amount billable at a particular point in time for future services under signed contracts, including the full term of multi-year government contracts for which funds must be appropriated on an annual basis.

 OUR BUSINESS WITH GOVERNMENT AGENCIES COULD BE ADVERSELY AFFECTED BY A NEGATIVE GOVERNMENT AUDIT.

     Government agencies, such as the United States Defense Contract Audit Agency, or the DCAA, routinely audit and investigate government contractors. These agencies review a contractor's performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. If the agencies determine through these audits or reviews that costs were improperly allocated to specific contracts, they will not reimburse us for these costs, or if they are already reimbursed, we must refund these costs. Therefore, an audit could result in a substantial adjustment to our revenues and costs.


     Moreover, if the agencies determine that we or a subcontractor engaged in improper conduct, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the government, any of which could materially affect our financial condition. In addition, we could suffer serious harm to our reputation. Our compliance programs may not prevent improper conduct.


 WE MAY BE UNABLE TO ESTIMATE ACCURATELY OUR COSTS IN PERFORMING SERVICES FOR OUR CLIENTS. THIS MAY CAUSE US TO HAVE LOW PROFIT MARGINS OR INCUR LOSSES.

     We enter into three principal types of contracts with our clients: cost-plus, fixed-price and time-and-materials. Under cost-plus contracts, which are subject to a contract-ceiling amount, we are reimbursed for allowable costs and fees, which may be fixed or performance-based. If our costs exceed the contract ceiling or are not allowable under the provisions of the contract or any applicable regulations, we may not be able to obtain reimbursement for all such costs. Under fixed-price contracts, we receive a fixed price irrespective of the actual costs we incur, and consequently, any costs in excess of the fixed price are absorbed by us. Under time-and-materials contracts, we are paid for labor at negotiated hourly billing rates and for certain expenses. Profitability on these types of contracts is driven by billable headcount and control of costs and overhead. Under each type of contract, if we are unable to control costs we incur in performing under the contract, our operating margins will decrease and our profitability will be adversely affected.

 WE MAY INCUR SUBSTANTIAL COSTS OF COMPLIANCE WITH, OR LIABILITIES UNDER, ENVIRONMENTAL LAWS AND REGULATIONS.

     A substantial portion of our business involves the planning, design and program and construction management of pollution control facilities as well as the assessment and management of remediation activities at hazardous waste or military bases. In addition, we contract with U.S. governmental entities to destroy hazardous material, including chemical agents and weapons stockpiles. Federal laws, including the Resource Conservation and Recovery Act of 1976, as amended, or RCRA, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, as well as various state and local laws strictly regulate the handling, removal, treatment, transportation and disposal of toxic and hazardous substances and impose liability for environmental contamination caused by such substances. In addition, so-called "toxic tort" litigation has increased markedly in recent years as people injured by hazardous substances seek recovery for personal injuries and/or property damages. Liabilities related to environmental contamination or human exposure to hazardous substances, or a failure to comply with applicable regulations, could result in substantial costs to us, including cleanup costs, fines and civil or criminal sanctions, third party claims for property damage or personal injury or cessation of remediation activities.


 CHANGES IN ENVIRONMENTAL LAWS, REGULATIONS AND PROGRAMS COULD REDUCE DEMAND FOR OUR ENVIRONMENTAL SERVICES, WHICH COULD IMPACT OUR REVENUES.


     Federal and state laws, regulations, and programs related to pollution and environmental protection generate, either directly or indirectly, much of our environmental business. Accordingly, a relaxation or repeal of these laws and regulations, or changes in governmental policies regarding the funding, implementation or enforcement of these programs, could result in a decline in demand for environmental services and may have a material effect on our revenues. The outlook for congressional action on CERCLA legislation in the remainder of fiscal 2003 remains unclear.


 OUR LIABILITY FOR DAMAGES DUE TO LEGAL PROCEEDINGS MAY BE SIGNIFICANT. OUR INSURANCE MAY NOT BE ADEQUATE TO COVER THIS RISK.

     Various legal proceedings are pending against us and certain of our subsidiaries alleging, among other things, breaches of contract, failure to comply with environmental laws and regulations, or negligence in connection with our performance of professional services. In some actions, parties are seeking damages, including punitive or treble damages, that substantially exceed our insurance coverage. Some actions involve allegations that are not insured. If we sustain damages greater than our insurance coverage, or the damages are not insured, there could be a material adverse effect on our liquidity, which could hamper our operations.

     Our engineering practices, including general engineering and civil engineering services, involve professional judgments about the nature of soil conditions and other physical conditions, including the extent to which toxic and hazardous materials are present, and about the probable effect of procedures to mitigate problems or otherwise affect those conditions. If the judgments and the recommendations based upon those judgments are incorrect, we may be liable for the resulting damages incurred by our clients. These resulting damages could be substantial.

 BECAUSE WE RELY HEAVILY ON QUALIFIED TECHNICAL PROFESSIONALS, A FAILURE TO ATTRACT AND RETAIN KEY PROFESSIONAL PERSONNEL COULD IMPAIR OUR ABILITY TO SERVICE OUR CLIENTS AND OTHERWISE CONDUCT OUR BUSINESS EFFECTIVELY.

     The ability to attract, retain and expand our staff of qualified technical professionals is an important factor in determining our future success. A shortage of professionals qualified in certain technical areas exists from time to time in the engineering and design industry. The market for these professionals is competitive, and we may not be successful in our efforts to continue to attract and retain such professionals. In addition, we rely heavily upon the experience and ability of our senior executive staff, and the loss of a significant number of these individuals could impair our ability to provide technical services to our clients and conduct our business effectively.

 WE MAY BE UNABLE TO COMPETE SUCCESSFULLY IN OUR INDUSTRY.

     We operate in highly fragmented and very competitive markets in our service areas. As a result, we compete with many engineering and consulting firms. Some of our competitors have achieved substantially more market penetration in certain of the markets in which we compete. In addition, some of our competitors have substantially more financial resources and/or financial flexibility than we do. Furthermore, the engineering and design industry is undergoing consolidation, particularly in the United States. These competitive forces could have a material adverse effect on our business, financial condition and results of operations by reducing our relative share of the markets we serve.

 OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO A NUMBER OF RISKS THAT COULD ADVERSELY AFFECT THE RESULTS FROM THESE OPERATIONS AND OUR OVERALL BUSINESS.


     As a worldwide provider of engineering services, we have operations in over 20 countries and derived approximately 9% of our revenues from international operations for the fiscal year ended October 31, 2002. International business is subject to a variety of special risks, including:


     - greater risk of uncollectible accounts and longer collection cycles;

     - currency fluctuations;

     - logistical and communications challenges;

     - potential adverse changes in laws and regulatory practices, including export license requirements, trade barriers, tariffs and tax laws;

     - changes in labor conditions;

     - exposure to liability under the Foreign Corrupt Practices Act; and

     - general economic and political conditions in these foreign markets.

     These and other risks associated with international operations could have a material adverse effect on the revenues derived from (and the profitability of) our international operations.


 IF WE DO NOT SUCCESSFULLY INTEGRATE OUR NEW ACCOUNTING AND PROJECT MANAGEMENT SYSTEMS, OUR CASH FLOW MAY BE IMPAIRED AND WE MAY INCUR FURTHER COSTS TO INTEGRATE OR UPGRADE OUR SYSTEMS.



     We are in the process of designing, testing and installing a new company-wide accounting and project management system. In the event we do not complete the project successfully, we may experience reduced cash flows due to an inability to issue invoices to our customers and collect cash in a timely manner. Our current efforts to integrate EG&G's operations with our own may further complicate implementation of the new system. If we ultimately decide to reject the new system, we will write off the costs incurred in connection with its implementation, which we estimate will be approximately $55 million.


 NEGOTIATIONS WITH LABOR UNIONS AND POSSIBLE WORK ACTIONS COULD DIVERT MANAGEMENT ATTENTION AND DISRUPT OPERATIONS, AND NEW COLLECTIVE BARGAINING AGREEMENTS OR AMENDMENTS TO AGREEMENTS COULD INCREASE OUR LABOR COSTS AND OPERATING EXPENSES.


     As of January 31, 2003, approximately 8% of our employees were covered by collective bargaining agreements. These agreements are subject to amendments and negotiations on various dates ranging from April 2003 to August 2006. The outcome of any future negotiations relating to union representation or collective bargaining agreements may not be favorable to us. We may reach agreements in collective bargaining that increase our operating expenses and lower our net income as a result of higher wages or benefits we negotiate. In addition, negotiations with unions could divert management attention and disrupt operations, which may adversely affect our results of operations. If we are unable to negotiate acceptable collective bargaining agreements, we may have to address the threat of union-initiated work actions, including strikes. Depending on the nature of the threat or the type and duration of any work action, these actions could disrupt our operations and adversely affect our operating results.


RISKS RELATING TO THE NOTES AND OUR SUBSTANTIAL DEBT

 BECAUSE WE HAVE A LARGE AMOUNT OF DEBT THAT IS EFFECTIVELY SENIOR TO THE NOTES, WE MAY NOT HAVE SUFFICIENT ASSETS TO REPAY THE NOTES IN THE EVENT OF A BANKRUPTCY, LIQUIDATION OR REORGANIZATION.


     The notes are unsecured, and we currently have, and may incur in the future, secured debt obligations, including our new senior secured credit facility, which are effectively senior in right of payment to the notes to the extent of the assets securing those obligations. In addition, the notes will be effectively junior to the liabilities of our non-guarantor subsidiaries. As of October 31, 2002, we had approximately $954.2 million of outstanding indebtedness, $551.7 million of which was effectively senior to the notes by virtue of being secured or attributable to indebtedness of non-guarantor subsidiaries. Under covenants contained in the indenture governing the notes and our senior secured credit facility, we estimate that as of October 31, 2002 we could have incurred $51.0 million of additional debt on a consolidated basis, of which $40.0 million could have been incurred by our non-guarantor subsidiaries. Consequently, in the event of any payment or distribution of our assets upon bankruptcy, liquidation or reorganization, our assets and the assets of our subsidiaries will be available to satisfy our secured debt obligations, the liabilities of our non-guarantor subsidiaries and any other debt obligations ranking senior to the notes that we or any of our subsidiaries may incur under the terms of the indenture or our new senior secured credit facility before any payments from those assets may be made on the notes, and sufficient assets may not remain to make full payment on the notes.

 OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND IMPAIR OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.


     We are a highly leveraged company. As of October 31, 2002, we had approximately $954.2 million of outstanding indebtedness. This level of indebtedness could have a negative impact on us, including the following:


     - it may limit our ability to borrow money or sell stock for working capital, capital expenditures, debt service requirements or other purposes;

     - it may limit our flexibility in planning for, or reacting to, changes in our business;

     - it may place us at a competitive disadvantage if we are more highly leveraged than our competitors;

     - it may restrict us from making strategic acquisitions or exploiting business opportunities; and

     - it may make us more vulnerable to a downturn in our business or the economy.

     A substantial portion of our cash flow from operations is dedicated to the repayment of our indebtedness, which could reduce the availability of cash flows to fund working capital, capital expenditures and other corporate purposes. The terms of the indentures relating to the notes and our existing 12 1/4% senior subordinated notes do not prohibit us from incurring significant additional indebtedness, including debt that is effectively senior to the notes. To the extent that new debt is added to our currently anticipated debt levels, the substantial leverage risks described above would increase.

 WE MAY NOT BE ABLE TO GENERATE OR BORROW ENOUGH CASH TO SERVICE OUR DEBT.

     We rely primarily on our ability to generate cash in the future to service our debt. If we do not generate sufficient cash flows to meet our debt service and working capital requirements, we may need to seek additional financing. If we are unable to obtain financing on terms that are acceptable to us, we could be forced to sell our assets or those of our subsidiaries to make up for any shortfall in our payment obligations under unfavorable circumstances.

     Our senior secured credit facility and our obligations under our outstanding notes limit our ability to sell assets and also restrict our use of the proceeds from any such sale. Furthermore, substantial portions of our assets and those of our subsidiaries are, and may continue to be, intangible assets. Therefore, even if forced to do so, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our debt obligations.

 BECAUSE WE ARE A HOLDING COMPANY, WE MAY NOT BE ABLE TO SERVICE OUR DEBT IF OUR SUBSIDIARIES DO NOT MAKE SUFFICIENT DISTRIBUTIONS TO US.

     We have no direct operations and no significant assets other than the stock of our subsidiaries. Because we conduct our operations through our operating subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations including the payment of principal and interest on the notes. Under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash flow from our subsidiaries. The earnings from, or other available assets of, these operating subsidiaries may not be sufficient to make distributions to enable us to pay interest on our debt obligations when due or to pay the principal of such debt at maturity. Our non-guarantor subsidiaries are not obligated to make funds available to us for payments on the notes.

 RESTRICTIVE COVENANTS IN OUR NEW SENIOR SECURED CREDIT FACILITY AND THE INDENTURES RELATING TO THE NOTES AND OUR OTHER OUTSTANDING INDEBTEDNESS MAY RESTRICT OUR ABILITY TO PURSUE BUSINESS STRATEGIES.

     Our new senior secured credit facility and our indentures relating to the notes and our other outstanding indebtedness restrict our ability to, among other things:

     - incur additional indebtedness;

     - pay dividends or make distributions to our stockholders;

     - repurchase or redeem our stock;

     - repay indebtedness that is junior to our senior secured credit facility or our outstanding indebtedness;

     - make investments or other restricted payments;

     - create liens securing debt or encumbrances on our assets;

     - enter into sale-leaseback transactions;

     - make capital expenditures;

     - enter into transactions with our stockholders and affiliates;

     - sell or exchange assets; and

     - acquire the assets of, or merge or consolidate with, other companies.

     Our new senior secured credit facility also requires us to maintain certain financial ratios, which we may not be able to do. The covenants in our various debt instruments may impair our ability to finance future operations or capital needs or to engage in other favorable business activities.

     If we default under any of our various obligations, our lenders could require immediate repayment of the entire principal amount of that outstanding debt. If our lenders require immediate repayment on the entire principal amount, we will not be able to repay them in full, and our inability to meet our debt obligations could result in bankruptcy or otherwise impair our ability to maintain sufficient liquidity to continue our operations.


 IF A COURT CANCELS THE SUBSIDIARY GUARANTEES, A SIGNIFICANT PORTION OF THE CREDIT SUPPORT FOR THE NOTES WOULD BE LOST.


     All of our wholly owned domestic subsidiaries with annual gross revenues aggregating 90% or more of our and our domestic subsidiaries' aggregate annual gross revenues and, if not otherwise included, each of our wholly owned domestic subsidiaries with annual gross revenues of $5 million or more, will guarantee our obligations under the new notes on a senior basis. These guarantees will be unsecured and will be effectively subordinated to all secured indebtedness of the relevant subsidiaries, including indebtedness under their guarantees of our new senior secured credit facility. If any subsidiary guarantor becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court might cancel the subsidiary's guarantee. A court might do so if it found that when the subsidiary entered into its guarantee or, in some states, when payments became due under the guarantee, the subsidiary received less than reasonably equivalent value or fair consideration and either:

     - was or was rendered insolvent;

     - was left with inadequate capital to conduct its business; or

     - believed or reasonably should have believed that it would incur debts beyond its ability to pay.

     The court might also cancel a guarantee, without regard to the above factors, if the court found that the subsidiary entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

     A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court canceled a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

     The test for determining solvency in these circumstances will depend on the law of the jurisdiction that is being applied. In general, a court would consider the subsidiary insolvent either if the sum of its existing debts exceeds the fair value of all its property, or if its assets' present fair value is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

     Each subsidiary guarantee contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from attack and possible cancellation under fraudulent transfer law.

 YOU MAY NOT BE ABLE TO EASILY SELL THE NOTES BECAUSE THERE IS NO ESTABLISHED TRADING MARKET FOR THE NOTES, AND WE DO NOT INTEND TO ASSIST IN THE CREATION OF ONE.

     The new notes are a new issue of securities for which there is no established trading market. We do not intend to apply to list the new notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result of this and the other factors listed below, an active trading market for the new notes may not develop, in which case, the market price and liquidity of the new notes may be adversely affected.

     In addition, you may not be able to sell your new notes at a particular time or at a price favorable to you. Future trading prices of the new notes will depend on many factors, including:

     - our operating performance and financial condition;

     - the interest of securities dealers in making a market;

     - the market for similar securities; and

     - prevailing interest rates.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the new notes, regardless of our prospects or performance.

 BECAUSE THE OUTSTANDING NOTES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT, HOLDERS OF THE NEW NOTES WILL BE REQUIRED TO PAY TAX ON AMOUNTS INCLUDED IN GROSS INCOME BEFORE CASH PAYMENTS ON THE NEW NOTES ARE RECEIVED.

     The outstanding notes were issued at 97.64% of their stated principal amount. For United States federal income tax purposes the tax consequences of this original issue discount will also apply to the new notes issued in the exchange offer. Original issue discount will be included in the gross income of a U.S. holder of new notes for United States federal income tax purposes in advance of the receipt of cash payments on the new notes. For more information, see "Material U.S. Federal Income Tax Consequences."

 WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     Upon a change of control, we will be required to make an offer to purchase all of the notes. We would be required to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest up to the date of repurchase. In addition, upon certain changes of control, we will be required to make an offer to purchase all of our outstanding 12 1/4% senior subordinated notes, and a change of control constitutes an event of default under our new senior secured credit facility. We may not have sufficient funds available to repurchase all of the notes or our 12 1/4% senior subordinated notes or repay any accelerated obligations under our new senior secured credit facility at the time of any change of control. We may not be able to obtain sufficient financing on satisfactory terms, if at all, to fulfill these repurchase and repayment obligations.

                          FORWARD-LOOKING INFORMATION


     This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements. These statements address, among other things:


     - the integration of the EG&G businesses with our operations and the costs we expect to incur and the benefits we expect to realize from the EG&G acquisition;

     - our financial performance and the effect that the EG&G acquisition will have on our financial performance, including our possible or assumed future results of operations;

     - our level of indebtedness after the consummation of the EG&G acquisition and our ability to service our debt in light of our dependence on our subsidiaries for funds;

     - our business strategy and ability to maximize the value of the EG&G acquisition from a strategic perspective;

     - our ability to continue to generate substantial business revenues from our government contracts, which may be terminated at the government's convenience at any time;

     - our competitive position on a going forward basis in light of the EG&G acquisition;

     - our ability to comply with the rules and regulations applicable to government contractors and to successfully complete routine audits and investigations related thereto;

     - our ability to accurately estimate project costs;

     - our ability to attract and retain qualified professionals;

     - our ability to successfully implement our new enterprise resource program system without experiencing any significant delays in billing as a result thereof;

     - any potential liability in legal proceedings; and

     - our ability to maintain or improve our financial performance in light of current and future economic conditions.

     In some cases, forward-looking statements can be identified by words such as "may," "will," "expect," "intend," "plan," "anticipate," "estimate," "potential," or "continue" or the negatives of these words or other comparable words. We have based these forward-looking statements on our beliefs and assumptions as well as information currently available to us. Forward-looking statements involve known and unknown risks and uncertainties that may cause our results, levels of activity, performance or achievements or those of our industry to be materially different from those expressed in or implied by the forward-looking statements. We urge you to consider carefully the risk factors above which identify and discuss some of the important factors that could cause our actual results to differ materially from those in any forward-looking statements. We do not intend to update any of the forward-looking statements or the risk factors contained in this prospectus to reflect any future events or developments unless required by law.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for URS for each of the periods indicated is as follows:

                                                                YEAR ENDED OCTOBER 31,
                                                        ---------------------------------------
                                                        1997   1998   1999   2000   2001   2002
                                                        ----   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges....................  3.0x   3.lx   2.0x   1.7x   1.8x   1.8x

On a pro forma basis after giving effect to the EG&G acquisition and the issuance of the notes, our ratio of earnings to fixed charges would have been 1.7x for fiscal year 2001 and 1.5x for fiscal year 2002.

     The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before taxes plus fixed charges (excluding preferred stock dividends). Fixed charges consist of interest expense, the amortization of debt discount, preferred stock dividends, and such portion of rental expense that is attributable to interest.

                     SELECTED FINANCIAL INFORMATION FOR URS

     The following selected financial data for each of the five years ended October 31, 2002 is derived from our consolidated audited financial statements and reflects our August 2002 acquisition of the EG&G businesses and our June 1999 acquisition of Dames & Moore Group, both of which were accounted for under the purchase accounting method. The selected financial data also reflect a $7.6 million loss attributable to extinguishment of debt, which we recorded in the fourth quarter of our fiscal year ended October 31, 2002. You should read this information in conjunction with our financial statements and related notes contained in the reports and other information that we have filed with the SEC and incorporated into this prospectus by reference, including our annual report on Form 10-K for the year ended October 31, 2002.

                                                       YEAR ENDED OCTOBER 31,
                                    ------------------------------------------------------------
                                      1998        1999         2000         2001         2002
                                    --------   ----------   ----------   ----------   ----------
                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues..........................  $805,946   $1,418,522   $2,205,578   $2,319,350   $2,427,827
Expenses:
  Direct operating................   478,640      854,520    1,345,068    1,393,818    1,489,386
  Indirect, general and
     administrative...............   277,065      463,132      697,051      755,791      791,625
  Interest expense, net...........     8,774       34,589       71,861       65,589       55,705
                                    --------   ----------   ----------   ----------   ----------
     Total operating expenses.....   764,479    1,352,241    2,113,980    2,215,198    2,336,716
                                    --------   ----------   ----------   ----------   ----------
Income before taxes...............    41,467       66,281       91,598      104,152       91,111
Income tax expense................    18,800       29,700       41,700       46,300       35,940
                                    --------   ----------   ----------   ----------   ----------
Net income........................    22,667       36,581       49,898       57,852       55,171
Preferred stock dividend..........        --        3,333        8,337        9,229        5,939
                                    --------   ----------   ----------   ----------   ----------
Net income available for common
  stockholders....................    22,667       33,248       41,561       48,623       49,232
Other comprehensive income (loss):
  Foreign currency translation
     adjustments..................        --          197       (2,609)      (1,550)      (1,170)
                                    --------   ----------   ----------   ----------   ----------
Comprehensive income..............  $ 22,667   $   33,445   $   38,952   $   47,073       48,062
                                    ========   ==========   ==========   ==========   ==========
CASH FLOW DATA:
Net cash provided by operating
  activities......................  $ 40,790   $    8,753   $   11,024   $   47,050   $   87,572
Net cash provided by (used) in
  investing activities............   (49,138)    (336,415)       9,469      (16,248)    (387,158)
Net cash provided by (used) in
  financing activities............    22,743      336,820      (42,487)     (31,097)     286,160
OTHER DATA:
Depreciation and amortization.....  $ 17,914   $   32,177   $   41,829   $   42,143       32,799
Capital expenditures..............    12,201       20,248       15,885       19,778       52,458
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital...................  $130,969   $  366,125   $  394,560   $  427,417   $  444,577
Accounts receivable, net..........   239,623      665,961      709,005      745,179      940,216
Purchased intangible assets,
  net.............................        --           --           --           --       14,500
Total assets......................   451,704    1,444,525    1,427,134    1,463,376    2,229,092
Total debt........................   116,016      688,380      648,351      631,129      954,161
Preferred stock...................        --      103,333      111,013      120,099       46,733
Stockholders' equity..............   166,360      207,169      257,794      322,502      633,852

                     UNAUDITED CONDENSED COMBINED PRO FORMA
                            STATEMENT OF OPERATIONS

     The following unaudited condensed combined pro forma statement of operations for the year ended October 31, 2002 gives effect to the EG&G acquisition and related financing as if they had occurred on November 1, 2001, and is based on our audited historical consolidated statement of operations for the year ended October 31, 2002 and unaudited historical financial information for the EG&G businesses for the period from November 1, 2001 to August 22, 2002. The unaudited condensed combined pro forma statement of operations is based upon available information and certain assumptions set forth in the accompanying notes which have been made solely for purposes of developing the data presented here.

     Actual revenues and net income for EG&G Technical Services and Lear Siegler for the period from August 22, 2002 to October 31, 2002 are included in our historical consolidated statement of operations and were $186.4 million and $7.4 million, respectively. Our historical consolidated statement of operations includes a non-recurring $7.6 million loss on extinguishment of debt, which we recorded in connection with the financing related to the EG&G acquisition.

     In accordance with Statement of Financial Accounting Standards 141, "Business Combinations," we have allocated the purchase price of our acquisition of the EG&G businesses to the tangible assets and liabilities and intangible assets of the EG&G businesses acquired in connection with the merger, based on their estimated fair values as of August 22, 2002. Certain information necessary to complete the purchase accounting is not yet available, including the completion of actuarial reports associated with our decision to freeze or terminate the acquired defined benefit plan and analysis of the leases of the EG&G businesses by a real estate valuation firm in order to determine whether the leases are favorable or unfavorable. Purchase accounting will be finalized upon receipt of actuarial studies and lease analysis. Any subsequent allocations that result from the finalization of purchase accounting are not expected to have a material impact on the unaudited condensed combined pro forma statement of operations.

     You should read this information in conjunction with our financial statements and the respective financial statements of the EG&G businesses and related notes contained in the reports and other information that we have filed with the SEC and incorporated into this prospectus by reference. The unaudited condensed combined pro forma statement of operations is presented for informational purposes only and does not purport to represent what the results of operations or financial position would actually have been had the EG&G acquisition and the related financing in fact occurred on November 1, 2001, nor does it purport to project the results of operations or financial position for any future period or at any future date.

         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 2002

                                                 EG&G
                                              TECHNICAL
                                   URS         SERVICES     LEAR SIEGLER   ADJUSTMENTS     PRO FORMA
                                ----------   ------------   ------------   -----------     ----------
                                 FOR THE       FOR THE        FOR THE                       FOR THE
                                YEAR ENDED   PERIOD FROM    PERIOD FROM                    YEAR ENDED
                                 10/31/02     11/1/01 TO     11/1/01 TO                     10/31/02
                                               8/22/02        8/22/02
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES......................  $2,427,827     $448,157       $309,399      $     --       $3,185,383
                                ----------     --------       --------      --------       ----------
EXPENSES:
  Direct operating............   1,489,386      394,373        291,772            --        2,175,531
  Indirect, general and
     administrative...........     791,625       31,907         17,388         3,291(a)       844,211
  Amortization of goodwill....          --        1,619             --        (1,619)(b)           --
  Interest expense, net.......      55,705        8,804          5,646        16,062(c)        86,217
                                ----------     --------       --------      --------       ----------
     Total expenses...........   2,336,716      436,703        314,806        17,734        3,105,959
                                ----------     --------       --------      --------       ----------
Income (loss) before taxes and
  preferred stock dividend....      91,111       11,454         (5,407)      (17,734)          79,424
Income tax expense
  (benefit)...................      35,940        3,831          3,173        (7,094)(d)       35,850
                                ----------     --------       --------      --------       ----------
Net income (loss).............      55,171        7,623         (8,580)      (10,640)          43,574
Preferred stock dividend......       5,939           --             --            --(e)         5,939
                                ----------     --------       --------      --------       ----------
NET INCOME (LOSS) AVAILABLE
  FOR COMMON STOCKHOLDERS.....  $   49,232     $  7,623       $ (8,580)     $(10,640)      $   37,635
                                ==========     ========       ========      ========       ==========
Net income per common share:
  Basic.......................  $     2.18                                                 $     1.33(f)
                                ==========                                                 ==========
  Diluted.....................  $     2.03                                                 $     1.33(f)
                                ==========                                                 ==========
Weighted-average shares
  outstanding:
  Basic.......................      22,554                                                     28,224
                                ==========                                                 ==========
  Diluted.....................      27,138                                                     32,809
                                ==========                                                 ==========

  See Notes to Unaudited Condensed Combined Pro Forma Statements of Operations

    NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

(a) Reflects the amortization of purchased intangible assets acquired in the EG&G acquisition. Amortizable purchased intangible assets consist of the fair market value of customer backlog, which is amortized over the remaining contract period, and software, which is amortized on a straight line basis over the estimated useful life of three years.

(b) Reflects the elimination of goodwill amortization previously recorded by the EG&G businesses.

(c) Reflects estimated incremental interest expense associated with debt incurred as part of the financing related to the EG&G acquisition and estimated amortization of debt financing costs.

                                                               12 MONTHS
                                                                 ENDED
                                                              OCTOBER 31,
                                                                 2002
                                                              -----------
Interest expense calculated based on current rates..........    $86,217
Less: Historical interest expense - URS.....................    (55,705)
Less: Historical interest expense - EG&G Technical
  Services..................................................     (8,804)
Less: Historical interest expense - Lear Siegler............     (5,646)
                                                                -------
Adjustment -- increase in interest expense..................    $16,062
                                                                =======

                                                         VARIABLE                  VARIABLE
                                                         INTEREST                  INTEREST
                                                          RANGE       CURRENT/      RANGE
                                   ACTUAL               12.5 BASIS     ACTUAL     12.5 BASIS
DEBT INSTRUMENT                     RATE     AMOUNT    POINTS BELOW     RATE     POINTS ABOVE
---------------                    ------   --------   ------------   --------   ------------
EXISTING DEBT TO REMAIN
  OUTSTANDING:
  Interest expense...............     --          --     $30,270      $30,270      $30,270
NEW DEBT:
  11 1/2% senior notes due
     2009........................  12.00%   $195,280      23,434       23,434       23,434
  Senior secured credit facility:
     Revolving credit facility...   6.75%     27,259       1,806        1,840        1,874
     Term loan A.................   4.90%    125,000       5,974        6,130        6,286
     Term loan B.................   5.40%    350,000      18,477       18,915       19,352
  Other annual financial fees....     --          --         928          928          928
  Amortization of debt financing
     costs.......................     --          --       4,700        4,700        4,700
                                                         -------      -------      -------
                                                         $85,589      $86,217      $86,844
                                                         =======      =======      =======

(d) Reflects the tax effect of all adjustments at an assumed statutory tax rate of 40.0%.

(e) No adjustments have been made to accrue preferred stock dividends on the Series D Senior Convertible Participating Preferred Stock (the "Series D Stock") since these shares were converted into shares of common stock on January 28, 2003.

(f) Basic net income per share is computed by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding for the period and assuming the issuance of shares of common stock in connection with the EG&G acquisition occurred at the beginning of the period presented. Diluted net income per share of common stock is computed assuming conversion or exercise of all convertible securities, option and warrants. Both basic and diluted net income per share calculations assume the Series D Stock has been converted at the beginning of the period presented into 2,106,675 shares of common stock according to the conversion ratio set forth in the Certificate of Designations for the Series D Stock.

                               THE EXCHANGE OFFER

     This section summarizes the key elements of the exchange offer, as well as certain key provisions of the registration rights agreement that we entered into with the initial purchasers of the outstanding notes. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

PURPOSE OF THE EXCHANGE OFFER

     When we sold the outstanding notes in August 2002, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, which requires us to:

     - use commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act by March 20, 2003;

     - offer the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of new notes upon the effectiveness of the registration statement; and

     - keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes.

     If the exchange offer cannot be completed or some holders are not able to participate in the exchange offer, we may also be required to file a shelf registration statement to cover resales of the outstanding notes under the Securities Act. If we fail to satisfy our registration and exchange obligations under the registration rights agreement, we will be required to pay additional interest to the holders of the affected notes. See "Description of Notes -- Registration Rights."

TERMS OF THE EXCHANGE OFFER

     This prospectus and the enclosed letter of transmittal constitute an offer to exchange new notes for all of the issued outstanding notes. This exchange offer is being extended to all holders of the outstanding notes. As of the date of this prospectus, $200,000,000 of aggregate principal amount due at maturity of the outstanding notes remains outstanding. This prospectus and the enclosed
letter of transmittal are first being sent on or about                ,
               , to all holders of outstanding notes known to us. Subject to the conditions listed below, we will accept for exchange all outstanding notes which are properly tendered on or prior to the expiration of the exchange offer and not withdrawn as permitted below.

     The exchange offer will commence upon effectiveness of the registration and terminate 30 calendar days thereafter, unless we, in our sole discretion, extend the period of time during which the exchange offer is open. We have the right to delay acceptance of any outstanding notes in the exchange offer, to extend or terminate the exchange offer and not permit acceptance of outstanding notes not previously accepted if any of the conditions set under the heading
"-- Conditions to the Exchange Offer" should occur. We may also amend the terms of the exchange offer in any manner which we deem to be advantageous to the holders of the outstanding notes. We will notify the exchange agent as promptly as practicable in the event of any delay in the acceptance of tendered notes or in the event of any extension, termination or amendment of the terms of the exchange offer. If the exchange offer is amended in a manner which we determine to be material, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of the amendment. We have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     With some exceptions, holders of outstanding notes who do not exchange their outstanding notes for new notes in the exchange offer will no longer be entitled to registration rights. They will also not be able to offer or sell their outstanding notes unless the outstanding notes are subsequently registered with the SEC or transferred in a transaction exempt from the Securities Act and applicable state securities laws. After the exchange offer is completed, we will not generally be required to subsequently register the outstanding notes.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     When you tender and we accept your outstanding notes, a binding agreement between you and us is created, subject to the terms and conditions set forth in this prospectus and the enclosed letter of transmittal. Unless you comply with the procedures described below under the heading "-- Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

     - tender your outstanding notes by: (1) using the book-entry procedures described below under the heading "-- Book-Entry Transfer"; and (2) delivering a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent at the address listed below under the heading "-- Exchange Agent"; or

     - tender your outstanding notes by: (1) sending the certificates for your outstanding notes, in proper form for transfer; (2) delivering a properly completed and duly executed letter of transmittal, with any required signature guarantees; and (3) delivering all other documents required by the letter of transmittal, to the exchange agent at the address listed below under the heading "-- Exchange Agent."

     In order for a book-entry transfer to constitute a valid tender of your outstanding notes in the exchange offer, the exchange agent must receive a confirmation of book-entry transfer of your outstanding notes into the exchange agent's account at The Depository Trust Company ("DTC") prior to the expiration of the exchange offer. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from you that you have received and have agreed to be bound by the letter of transmittal. If you use this procedure, we may enforce the letter of transmittal against you.

     THE METHOD OF DELIVERY OF CERTIFICATES FOR OUTSTANDING NOTES, LETTERS OF TRANSMITTAL, AGENT'S MESSAGES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION. IF YOU DELIVER YOUR OUTSTANDING NOTES BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES, LETTERS OF TRANSMITTAL OR AGENT'S MESSAGES TO US.

     Only registered holders of outstanding notes (which, for this purpose, includes any participant in DTC's system whose name appears on a security position listing as the owner of the outstanding notes) are entitled to tender their outstanding notes for exchange in the exchange offer. If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should promptly contact the person in whose name the outstanding notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing this letter of transmittal and delivering the certificates for your outstanding notes, you must either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the person in whose name the outstanding notes are registered.

     If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and you wish to sign the letter of transmittal or any certificates for outstanding notes or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible guarantor institution unless you are either: (1) a registered holder of outstanding notes (which, for this purpose, includes any participant in DTC's system whose name appears on a security position listing as the owner of the outstanding notes) who has not completed the box entitled "Special Issuance Instructions" or

"Special Delivery Instructions" on the letter of transmittal; or (2) exchanging outstanding notes for the account of an eligible guarantor institution. An eligible guarantor institution means:

     - a bank (as defined in Section 3(a) of the Federal Deposit Insurance Act);

     - a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker (as defined in the Exchange Act);

     - a credit union (as defined in Section 19B(1)(A) of the Federal Reserve
       Act);

     - a national securities exchange, registered securities association and clearing agency (as these terms are defined in the Exchange Act); or

     - a savings association (as defined in Section 3(b) of the Federal Deposit Insurance Act).


     All questions as to the validity, form and eligibility (including time of receipt and acceptance) of outstanding notes tendered for exchange will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of outstanding notes improperly tendered or to not accept any outstanding notes, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities of, or conditions to, the tender as to any outstanding notes either before or after the expiration of the exchange offer, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within a reasonable period of time, as determined by us. Neither we, the exchange agent, nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will we have any liability for failure to give this notification. Our interpretation of the terms and conditions of the exchange offer either before or after the expiration of the exchange offer, including the terms and conditions of the letter of transmittal and the accompanying instructions, will be final and binding. All conditions to the exchange offer must be satisfied or waived prior to expiration of the exchange offer.


     By tendering your outstanding notes, you represent to us:

     - that you are not our "affiliate" as defined in Rule 405 under the Securities Act;

     - that any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

     - that at the time of the commencement of the exchange offer, you do not have any arrangement or understanding with any person to participate in the distribution of the new notes, as defined in the Securities Act, in violation of the Securities Act; and

     - if you are not a participating broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act.

     As used in this prospectus, a "participating broker-dealer" is a broker-dealer that receives new notes for its own account in exchange for outstanding notes that it acquired as a result of market-making or other trading activities. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the new notes (other than a resale of an unsold allotment from the original sale of the outstanding notes) by delivering this prospectus to prospective purchasers. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must also acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. For further information regarding participating broker-dealers and the prospectus delivery requirement, see "Plan of Distribution."

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration of the exchange offer, all outstanding notes properly tendered and will promptly issue the new notes after expiration of the exchange offer. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice of acceptance to the exchange agent, with written confirmation of any oral notice to be given promptly after any oral notice.

     In all cases, the issuance of new notes in exchange for outstanding notes will be made only after the exchange agent timely receives:

     - either certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC, as the case may be;

     - a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal in the case of a book-entry confirmation; and

     - all other required documents.

     If for any reason we do not accept any tendered outstanding notes or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged outstanding notes without cost to the registered tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC by using the book-entry procedures described below, any outstanding notes not accepted or exchanged will be credited to an account maintained with DTC. Any outstanding notes to be returned to the holder will be returned promptly after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

     Within two business days after the date of this prospectus, the exchange agent will establish an account at DTC for the outstanding notes tendered in the exchange offer. Once established, any financial institution that is a participant in DTC's systems may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of the outstanding notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile of the letter of transmittal, with any required signature guarantees, or an agent's message instead of a letter of transmittal, and all other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration of the exchange offer at one of the addresses listed below under the heading "-- Exchange Agent." In addition, the exchange agent must receive book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC prior to the expiration of the exchange offer. If you cannot comply with these procedures, however, you may be able to use the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you are a registered holder of the outstanding notes (which, for this purpose, includes any participant in DTC's system whose name appears on a security position listing as the owner of the outstanding notes) and wish to tender your outstanding notes, but:

     - the certificates for the outstanding notes are not immediately available;

     - time will not permit your certificates for the outstanding notes or other required documents to the exchange agent before the expiration of the exchange offer; or

     - the procedure for book-entry transfer cannot be completed before the expiration of the exchange offer, then you may effect a tender of your outstanding notes if:

     - the tender is made through an eligible guarantor institution; and

     - prior to the expiration of the exchange offer, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, stating that the tender is being made by notice of guaranteed delivery and setting forth your name, address and the amount of outstanding notes you are tendering. These documents may be sent by overnight courier, registered or certified mail or facsimile transmission.

If you elect to use this procedure, you must also guarantee that the eligible guarantor institution will deposit with the exchange agent, within three business days after the expiration date:

     - either certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC, as the case may be;

     - a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal in the case of a book-entry confirmation; and

     - any other required documents.

Actual receipt of the these documents by the exchange agent within the three-day period is also required.

WITHDRAWAL RIGHTS

     You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to the expiration of the exchange offer at one of the addresses listed below under the heading "-- Exchange Agent." Any notice of withdrawal must specify the name of the person who tendered the outstanding notes to be withdrawn, identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes, and, where certificates for outstanding notes have been transmitted, specify the name in which the outstanding notes are registered, if different from that of the withdrawing holder.

     If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If outstanding notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the book-entry transfer facility.

     All questions as to the validity, form and eligibility (including time of receipt) of these notices will be determined by us. Our determination will be final and binding. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the registered holder without cost to that holder promptly after withdrawal, non-acceptance of tender or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC by using the book-entry transfer procedures described above, any withdrawn or unaccepted outstanding notes will be credited to the tendering holder's account at DTC. Properly withdrawn outstanding notes may be retendered at any time on or prior to the expiration of the exchange offer by following one of the procedures described above under "-- Procedures for Tendering Outstanding Notes."

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer to the contrary, we will not be required to accept any outstanding notes for exchange or to issue any new notes in exchange for outstanding notes, and we may terminate or amend the exchange offer if, at any time prior to expiration of the exchange offer, any of the following events occurs:

     - the exchange offer is determined to violate any applicable law or any applicable interpretation of the staff of the SEC;

     - an action or proceeding is pending or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

     - any material adverse development occurs in any existing legal action or proceeding involving us;

     - we do not receive any governmental approval we deem necessary for the completion of the exchange offer; or

     - any of the conditions precedent to our obligations under the registration rights agreement are not fulfilled.

     These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We may also waive any condition in whole or in part at any time prior to expiration of the exchange offer in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time.

     In addition, we will not accept any outstanding notes for exchange or issue any new notes in exchange for outstanding notes, if at the time a stop order is threatened or is in effect which relates to:

     - the registration statement of which this prospectus forms a part; or

     - the qualification under the Trust Indenture Act of 1939 of the indenture under which the outstanding notes were issued and the new notes will be issued.

EXCHANGE AGENT

     We have appointed U.S. Bank, N.A., as the exchange agent for the exchange offer. You should direct your questions and requests for assistance, as well as all requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent at the following address:

                                U.S. BANK, N.A.
                              180 E. FIFTH STREET
                           ST. PAUL, MINNESOTA 55101
                            ATTENTION: FRANK LESLIE
                             PHONE: (651) 244-8677
                              FAX: (651) 244-0711

If you deliver to an address other than as set forth above or transmit instructions via facsimile other than as set forth above, it will not be a valid delivery.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile, telephone or in person by our officers and regular employees and our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and the trustee under the indenture and accounting and legal fees.

     You will not be obligated to pay any transfer taxes in connection with the tender of outstanding notes in the exchange offer unless you instruct us to register new notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

     We have not authorized any person to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given in this prospectus. The exchange offer is not being made to (nor will tenders be accepted from or on behalf of) noteholders in any jurisdiction in which the making of the exchange offer or the acceptance of this prospectus would not be in compliance with the laws of such jurisdiction.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OUTSTANDING NOTES

     If you do not exchange your outstanding notes for new notes in the exchange offer, your outstanding notes will continue to be subject to the provisions of the indenture relating to transfer and exchange of the outstanding notes and the restrictions on transfer of the outstanding notes described in the legend on certificates representing the outstanding notes. These transfer restrictions are required because the outstanding notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the outstanding notes under the Securities Act.

     Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

     - you are our "affiliate," as defined in Rule 405 under the Securities Act;

     - you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

     - you have an arrangement or understanding with any person to participate in the distribution of the new notes, as defined in the Securities Act, you will receive in the exchange offer; or

     - you are a participating broker-dealer.

     We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes.

     If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you:

     - may not rely on the applicable interpretations of the staff of the SEC;
       and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes.

     If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following summarizes certain material terms of certain of our indebtedness. You should also refer to the documents incorporated by reference into this prospectus for other terms not described here.

OUR NEW SENIOR SECURED CREDIT FACILITY


     Simultaneously with the closing of the EG&G acquisition on August 22, 2002, we entered into a new senior secured credit facility, which provides for two term loan facilities in the aggregate amount of $475 million and a revolving credit facility in the amount of $200 million. The term loan facilities consist of term loan A, a $125 million tranche, and term loan B, a $350 million tranche. As of January 31, 2003, we had outstanding indebtedness of $471 million in principal amount under the term loan facilities, and we had outstanding standby letters of credit aggregating to $54.0 million and an outstanding balance drawn on our revolving line of credit of $24.3 million, which reduced the amount available to us under our revolving credit facility to $121.7 million.



     Principal amounts under term loan A become due on a quarterly basis beginning January 31, 2003, and thereafter through August 22, 2007. Annual required principal payments under term loan A range from $12.5 million to a maximum of $37.5 million with term loan A expiring and all remaining outstanding principal amounts becoming due and payable in full on August 22, 2007. Principal amounts under term loan B become due and payable on a quarterly basis beginning January 31, 2003, in the amount of $3.5 million per year through October 31, 2007, with all remaining outstanding principal amounts becoming due and payable in equal quarterly installments with the final payment due on August 22, 2008. Our revolving credit facility expires and is repayable in full on August 22, 2007.



     All loans outstanding under the new senior secured credit facility bear interest at a rate per annum equal to, at our option, either the base rate or LIBOR, in each case plus an applicable margin. The applicable margin will adjust according to a performance pricing grid based on our ratio of consolidated total funded debt to consolidated EBITDA and our senior secured credit rating for the senior secured facility. For both the term loan A and the revolving credit facility, the applicable margin over LIBOR will range between 2.25% and 3.50%, depending on the ratio of our consolidated total funded debt to consolidated EBITDA and our senior secured credit rating for the senior secured facility. For the term loan B the corresponding applicable margin over LIBOR will range between 3.25% and 4.00%. The terms "base rate" and "LIBOR" will have meanings customary and appropriate for financings of this type. As of October 31, 2002, the applicable margin over LIBOR was 3.00% for the term loan A, 3.50% for the term loan B and 3.00% for the revolving line of credit. For the purposes of the new senior secured credit facility, consolidated EBITDA is defined as consolidated net income plus interest, depreciation and amortization expenses and amounts set aside for the payment of taxes, subject to adjustment for certain non-cash items and calculated on a pro forma basis to take into account certain permitted acquisitions (including the EG&G acquisition) and related reserve adjustments.


     We are required to prepay the loans under the new senior secured credit facility with:

     - 100% of the net cash proceeds of all assets disposed of, including sales of the stock of our subsidiaries by us and our subsidiaries guaranteeing the new senior secured credit facility, net of selling expenses, taxes and prepayments of debt required in connection with sale of such assets, subject to reinvestment rights within 270 days for asset dispositions in amounts less than $20 million and other limited exceptions;

     - 100% of the net cash proceeds from the issuance of debt by us, provided that such percentage shall be reduced to 50% for any fiscal year in which our leverage ratio, measured as of the end of the preceding fiscal year, is less than 2.5 to 1, subject to limited exceptions;

     - 50% of the net cash proceeds from the issuance of equity by us or our subsidiaries, subject to limited exceptions; and


     - during fiscal 2003, 100% of excess cash flow, and commencing with fiscal 2004, 75% of excess cash flow, provided that such percentage shall be reduced to 50% for any fiscal year in which, measured as of the end of such fiscal year, our leverage ratio is less than 2.5 to 1.


     Prepayments shall be applied first to the term loans and thereafter to the loans under the revolving credit facility. In addition, to the extent that the outstanding loans under the revolving credit facility exceed the commitments under the revolving credit facility, we shall be required to prepay the excess.

     We, at our option, may prepay the loans under the new senior secured credit facility without premium or penalty, subject to reimbursement of the lenders' breakage costs in the case of prepayment of LIBOR loans.

     All of our domestic subsidiaries with annual gross revenues aggregating at least 90% of the annual aggregate gross revenues of us and our domestic subsidiaries on a consolidated basis for fiscal 2002 and, if not otherwise included, each of our domestic subsidiaries with annual gross revenues of $5 million or more for such fiscal year are guarantors of the new senior secured credit facility. Our and the guaranteeing entities' obligations are secured by a first priority perfected security interest in all existing and after-acquired personal property and material real property, including a pledge of the capital stock of the guaranteeing entities. The equity interests of non-U.S. subsidiaries are not required to be pledged as security, but are, subject to limited exceptions, subject to a negative pledge.


     Our new senior secured credit facility contains financial covenants, including a minimum current ratio of 1.5:1, a minimum fixed charge coverage ratio (which will vary over the term of the facility between 1.05:1 and 1.20:1), and a maximum ratio of consolidated total funded debt to consolidated EBITDA (which will decrease over the term of the facility from a maximum of 4.50:1 to a minimum of 3:1).


     Our new senior secured credit facility also contains customary affirmative and negative covenants including, without limitation, the following material covenants: restrictions on mergers, consolidations, acquisitions, asset sales, dividend payments, stock redemptions or repurchases, transactions with stockholders and affiliates, liens, capital expenditures, capital leases, negative pledges, sale-leaseback transactions, indebtedness, contingent obligations, investments and joint ventures. Our new senior secured credit facility also prohibits prepayments of the notes and amendments to the terms of the notes.

12 1/4% SENIOR SUBORDINATED NOTES


     In June 1999, we issued $200.0 million in aggregate principal amount of 12 1/4% senior subordinated notes due 2009, all of which remained outstanding at October 31, 2002. Interest on the 12 1/4% senior subordinated notes is payable semi-annually in arrears on May 1 and November 1 of each year. The 12 1/4% senior subordinated notes are effectively subordinate to the notes subject to the exchange offer described in this prospectus and senior to all or our existing and future subordinated indebtedness.


     We may redeem the 12 1/4% senior subordinated notes, in whole or in part, at any time on or after May 1, 2004 at the following redemption prices (expressed as percentages of the principal amount so redeemed), if we do so during the 12-month period commencing on May 1 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

YEAR                                                           REDEMPTION PRICE
----                                                           ----------------
2004........................................................       106.125%
2005........................................................       104.083%
2006........................................................       102.041%
2007 and thereafter.........................................       100.000%

     If we undergo a change of control, we may be required to offer to repurchase the 12 1/4% senior subordinated notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If we sell certain of our assets, we may be required to use the net cash proceeds to offer to repurchase the 12 1/4% senior subordinated notes at 100% of the principal amount plus accrued and unpaid interest to the date of purchase.

     The indenture governing the 12 1/4% senior subordinated notes contains certain covenants that limit our ability to incur additional indebtedness, pay dividends or make distributions to our stockholders, repurchase or redeem capital stock, make investments or other restricted payments, incur subordinated indebtedness secured by a lien, enter into transactions with our stockholders and affiliates, sell assets and merge or consolidate with other companies.

     The indenture governing the 12 1/4% senior subordinated notes also contains customary events of default, including payment defaults, cross-defaults, breach of covenants, bankruptcy and insolvency defaults and judgment defaults.

OTHER OBLIGATIONS


     8 5/8% Senior Subordinated Debentures. Our 8 5/8% debentures are due in 2004. Interest on these debentures is payable semiannually in January and July of each year. Our 8 5/8% debentures are subordinate to our new senior secured credit facility and the notes subject to the exchange offer described in this prospectus. As of October 31, 2002, we owed approximately $6.5 million on our 8 5/8% debentures.



     6 1/2% Convertible Subordinated Debentures. Our 6 1/2% debentures are due in 2012 and are convertible into shares of our common stock at the rate of $206.30 per share. Interest on these debentures is payable semi-annually in February and August of each year. Sinking fund payments calculated to retire 70% of our 6 1/2% debentures prior to maturity began in February 1998. Our 6 1/2% debentures are subordinate to our new senior secured credit facility and the notes subject to exchange offer described in this prospectus. As of October 31, 2002, we owed approximately $1.8 million on our 6 1/2% debentures.



     Foreign Credit Lines. We maintained foreign lines of credit which were collateralized by assets of foreign subsidiaries at October 31, 2002. The average interest rate for the foreign lines of credit was 6.2% at October 31, 2002. At October 31, 2002 and 2001, amounts available under these foreign lines of credit were $12.5 million and $15.0 million, respectively. At October 31, 2002 and 2001, amounts outstanding under the foreign lines of credit were $0 million and $3.8 million, respectively. This reduced the amounts available to us under these foreign lines of credit to $12.5 million and $11.2 million, respectively.



     Capital Leases. As of October 31, 2002 and 2001, we had approximately $47.8 million and $39.2 million in obligations under our capital leases, respectively, consisting primarily of leases for office equipment, computer equipment, and furniture.


                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in the following summary under the subheading "Definitions." In this summary, the words "URS Corporation," "we," "us" and "our" refer only to URS Corporation and not to any of its subsidiaries.

     We will issue the new notes under the same indenture (the "Indenture") under which we issued the outstanding notes, and the new notes will represent the same debt as the outstanding notes for which they are exchanged. We have filed the Indenture as an exhibit to the registration statement of which this prospectus is a part. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     Outstanding notes that remain outstanding after the completion of the exchange offer, together with the new notes, will be treated as a single class of securities under the Indenture. Otherwise unqualified references herein to "Notes" shall, unless the context requires otherwise, include both outstanding notes and the new notes, and all references to specified percentages in aggregate principal amount of the Notes shall be deemed to mean, at any time after the exchange offer is completed, such percentage in aggregate principal amount of the outstanding notes and the new notes then outstanding.

     The terms of the new notes will be identical in all material respects to the terms of the outstanding notes, except that the new notes:

     - will have been registered under the Securities Act;

     - will not be subject to transfer restrictions applicable to the outstanding notes; and

     - will not have the benefit of any covenant regarding registration.

     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, because it, and not this description, defines your rights as a Holder of Notes issued thereunder.

BRIEF DESCRIPTION OF THE NOTES

     The Notes:

     - are general unsecured obligations of URS Corporation;

     - are equal in right of payment with all existing and future unsecured unsubordinated Indebtedness of URS Corporation;

     - are effectively junior to all of our existing and future secured Indebtedness to the extent of the assets securing that Indebtedness, including borrowings under the Credit Agreement; and

     - are senior in right of payment to all existing and any future subordinated Indebtedness of URS Corporation.


     The Notes are effectively subordinated to all borrowings under our Credit Agreement, which are secured by substantially all of our and our guaranteeing Subsidiaries' assets. In addition, the Notes are effectively subordinated to the obligations of our Subsidiaries that do not guarantee the Notes. See "Risk Factors -- Because we have a large amount of debt that is effectively senior to the notes, we may not have sufficient assets to repay the notes in the event of a bankruptcy, liquidation or reorganization." As of October 31, 2002, the aggregate amount of our secured Indebtedness and the secured Indebtedness of our Subsidiaries to which the Notes would have been effectively subordinated would have been approximately $551.7 million, and approximately $126.8 million would have been available for additional borrowing under our Credit Agreement. Under the terms of the notes and our senior secured credit facility, we estimate that as of October 31, 2002 we could have incurred $51.0 million of additional debt on a consolidated basis, of which $40.0 million could have been incurred by our non-guarantor subsidiaries.


The Indenture also permits us and our Subsidiaries to incur additional Indebtedness.


     In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of October 31, 2002, our non-guarantor subsidiaries had approximately $4.3 million of long-term debt and $45.2 million of total liabilities outstanding. Our non-guarantor subsidiaries generated 7% of our pro forma consolidated revenues in the year ended October 31, 2002 and held 4% of our pro forma consolidated assets as of October 31, 2002.


     The Notes are senior in right of payment to our existing Senior Subordinated Notes, Senior Subordinated Debentures and Convertible Subordinated Debentures, but do not constitute "Designated Senior Indebtedness" under the relevant indentures. As a result, Holders of the Notes are entitled to the benefits of the subordination provisions of those indentures, but do not have the right to exercise the payment blockage provisions under those indentures upon a non-payment default on the Notes. Under the terms of the Indenture, URS Corporation is not be permitted to designate any other senior indebtedness (other than indebtedness incurred under the Credit Agreement) as "Designated Senior Indebtedness" as defined in those indentures.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are initially limited to $200 million aggregate principal amount due at maturity. The Notes will mature on September 15, 2009.

     Interest on the Notes will accrue at the rate of 11 1/2% per annum and will be payable semi-annually in arrears on each March 15 and September 15, commencing on March 15, 2003. URS Corporation will make each interest payment to the Holders of record on the immediately preceding March 1 and September 1.

     Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

TRANSFER AND EXCHANGE

     The Notes may be exchanged or transferred at the office or agency of URS Corporation in the Borough of Manhattan, The City of New York. Initially, the corporate trust office of the Trustee in The City of New York will serve as such office. If you give us wire transfer instructions, we will pay all principal, premium and interest on your Notes in accordance with your instructions. If you do not give us wire transfer instructions, payments of principal, premium and interest will be made at the office or agency of the paying agent which will initially be the Trustee, unless we elect to make interest payments by check mailed to the Holders.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple of $1,000. See "-- Book-Entry, Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with the registration of any transfer or exchange.

WE MAY ISSUE MORE NOTES

     Subject to the covenants described below under "-- Covenants" and applicable law, we may issue additional Notes ("Additional Notes") under the Indenture. The Notes offered hereby and any Additional Notes subsequently issued may be treated as a single class for all purposes under the Indenture. As used herein, references to Notes includes Additional Notes.

OPTIONAL REDEMPTION

     On or after September 15, 2006, we may redeem the Notes upon not less than 30 nor more than 60 days' notice by paying the applicable Redemption Price at the time of redemption, plus accrued interest to the Redemption Date. The Redemption Price that we will have to pay to redeem Notes on a Redemption Date that occurs during the 12 month period beginning on September 15 of the years indicated below will be the corresponding percentage of principal amount set forth below opposite such year, plus accrued interest, if any, on such Note to such Redemption Date:

YEAR                                                           REDEMPTION PRICE
----                                                           ----------------
2006........................................................       105.750%
2007........................................................       102.875%
2008........................................................       100.000%

     In addition, at any time on or prior to September 15, 2005, we may redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of our Capital Stock (other than Disqualified Stock); provided that at least 65% of the aggregate principal amount of Notes that we originally issue on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days after each such sale of Capital Stock. The Redemption Price that we will pay for such redemptions will be equal to 111.50% of the principal amount of the redeemed Notes, plus accrued interest on the redeemed Notes, if any, to the Redemption Date.

     If less than all of the Notes are to be redeemed, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     However, no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount of such Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the partially redeemed Note will be issued in the name of the Holder of the partially redeemed Note upon its cancellation.

GUARANTEES

     Payment of the principal of, premium, if any, and interest on the Notes are guaranteed, jointly and severally, on an unsecured senior basis by:

          (a) Wholly Owned Restricted Subsidiaries of URS Corporation that (1) are not Foreign Subsidiaries and (2) the aggregate annual gross revenues of which constitute at least 90% of the aggregate annual gross revenues of URS Corporation and its Restricted Subsidiaries that are not Foreign Subsidiaries, on a consolidated basis; and

          (b) to the extent not otherwise included among the Restricted Subsidiaries described in clause (a), all of the Wholly Owned Subsidiaries of URS Corporation that (1) are not Foreign Subsidiaries and (2) have annual gross revenues in excess of $5 million.

     In addition, if any Restricted Subsidiary becomes a guarantor or obligor in respect of any other Indebtedness of URS Corporation or any Subsidiary Guarantor, URS Corporation will cause such Restricted Subsidiary to Guarantee, on a senior basis, URS Corporation's obligations under the Notes. See
"-- Covenants -- Limitation on Issuances of Guarantees by Restricted Subsidiaries."

     Each Note Guarantee contains a provision intended to limit the liability of the Subsidiary Guarantor to the maximum amount of liability that the Subsidiary Guarantor could incur without causing the Incurrence of obligations under its Note Guarantee to be a fraudulent transfer. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to a contribution from any other Subsidiary Guarantor. See "Risk Factors -- A court could cancel the subsidiary guarantees."

     The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any Person (other than URS Corporation or another Restricted Subsidiary of URS Corporation) of all of the Capital Stock of such Subsidiary Guarantor, (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case in compliance with the terms of the Indenture or (3) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee.

MANDATORY REDEMPTION AND SINKING FUND

     The Notes will not be entitled to any mandatory redemption or sinking fund.

BOOK-ENTRY, DELIVERY AND FORM

     Except as described below under "-- Exchange of Global Notes for Certificated Notes," the new notes issued in the exchange offer will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee on behalf of The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC. The Global Notes will remain in the custody of the Trustee pursuant to the Balance Certificate Agreement between DTC and the Trustee.

     The outstanding notes were offered and sold to qualified institutional buyers pursuant to Rule 144A and were issued in the form of one global note, without interest coupons (the "Rule 144A Global Note"). The Rule 144A Global Note was deposited on the closing of the sale of the outstanding notes with the Trustee on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC. The Rule 144A Global Note remains in the custody of the Trustee pursuant to the Balance Certificate Agreement between DTC and the Trustee.

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

  THE NEW GLOBAL NOTES

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

  DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Trustee with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF AN INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, URS Corporation and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither URS

Corporation, the Trustee nor any agent of URS Corporation or the Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or URS Corporation. Neither URS Corporation nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and URS Corporation and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds will be effected in accordance with their respective rules and operating procedures.

     DTC has advised URS Corporation that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Certificated Notes, and to distribute such Certificated Notes to its Participants.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC is under no obligation to perform or to continue to perform such procedures and may discontinue such procedures at any time. Neither we nor the Trustee nor any of our respective agents will have any responsibility for the performance by DTC or its Participants or indirect Participants of their respective obligations under the rules and procedures governing their operations.

  EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies URS Corporation that it is unwilling or unable to continue as depositary for the Global Notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) URS Corporation, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing a Default with respect to the Notes.

     Any Global Note that is exchangeable as above is exchangeable for Certificated Notes issuable in authorized denominations and registered in such names as DTC shall direct.

  SAME DAY SETTLEMENT AND PAYMENT

     URS Corporation will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. URS Corporation will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address.

REGISTRATION RIGHTS

     We have agreed, pursuant to the Registration Rights Agreement, that we will, subject to certain exceptions, consummate the exchange offer described in this prospectus. For details regarding the exchange offer, see "The Exchange Offer." Nevertheless, in the event that:

          (1) applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer described by this prospectus (the "Registered Exchange Offer");

          (2) for any other reason we do not consummate the Registered Exchange Offer by April 19, 2003;

          (3) an initial purchaser shall notify us within 10 business days following delivery by us to such initial purchaser of written notice of the consummation of the Registered Exchange Offer that Notes held by it are not eligible to be exchanged for new notes in the Registered Exchange Offer; or

          (4) certain Holders notify us in writing that they are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the new notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, then, we will, subject to certain exceptions,

          (1) promptly file a shelf registration statement (the "Shelf Registration Statement") with the SEC covering resales of the Notes or the new notes, as the case may be;

          (2) use our commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the later of the 60th day after the date on which the Shelf Registration Statement is required to be filed and March 20, 2003; and

          (3) use our commercially reasonable efforts to keep the Shelf Registration Statement effective until the earliest of (A) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the date of effectiveness of the Shelf Registration Statement and (C) the date on which all Notes registered thereunder are disposed of in accordance therewith.

     We will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the new notes, as the case may be. A Holder selling such Notes or new notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations). We may require each Holder requesting to be named as a selling security holder to furnish to us such information regarding the Holder and the distribution of the Notes or new notes by the Holder as we may from time to time reasonably require for the inclusion of the Holder in the Shelf Registrations Statement, including without limitation, requiring the Holder to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any Holder as a selling security holder that fails to provide us with such information.

     Subject to certain exceptions, we will pay additional cash interest on the affected Notes:

          (1) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to March 20, 2003;

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

          (2) if the Exchange Offer is not consummated on or before the 45th day after the Exchange Offer Registration Statement is declared effective;

          (3) if obligated to file the Shelf Registration Statement, we fail to file the Shelf Registration Statement with the SEC on or prior to the 45th day (the "Shelf Filing Date") after the date on which the obligation to file a Shelf Registration Statement arises;

          (4) if obligated to file a Shelf Registration Statement, the Shelf Registration Statement is not declared effective on or prior to the later of the 60th day after the Shelf Filing Date and March 20, 2003; or

          (5) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (5) a "Registration Default");

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

     The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.5% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the new notes. For the avoidance of doubt, we will not pay additional interest with respect to more than one Registration Default at a time.

     All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

COVENANTS

  OVERVIEW

     In the Indenture, we have agreed to covenants that limit our ability and our Restricted Subsidiaries' ability, among other things, to:

     - incur additional debt;

     - pay dividends, acquire shares of Capital Stock, make payments on subordinated debt or make investments;

     - place limitations on distributions from Restricted Subsidiaries;

     - issue guarantees;

     - sell or exchange assets;

     - enter into transactions with shareholders and Affiliates;

     - incur liens securing debt; and

     - effect mergers.

     In addition, if a Change of Control occurs, each Holder of Notes will have the right to require URS Corporation to repurchase all or a part of the Holder's Notes at a price equal to 101% of the principal amount of those Notes, plus any accrued interest to the date of repurchase.

  LIMITATION ON INCURRENCE OF INDEBTEDNESS

     (a) URS Corporation will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes (other than Additional Notes), the Note Guarantees and other Indebtedness existing on the Closing Date, including the Assumed EG&G Debt); provided that URS

Corporation or any Subsidiary Guarantor may Incur Indebtedness, and any Restricted Subsidiary may Incur Acquired Indebtedness, in each case if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (i) the Fixed Charge Coverage Ratio would be greater than 2:1 and (ii) if such Indebtedness to be Incurred is Senior Indebtedness, the Consolidated Senior Debt Ratio would be less than 3.5:1 if such Indebtedness is Incurred on or prior to August 15, 2004, and 3.25:1 if such Indebtedness is Incurred thereafter.

     Notwithstanding the preceding, URS Corporation and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (1) Indebtedness of URS Corporation or any Subsidiary Guarantor outstanding at any time pursuant to this clause (1) under the Credit Agreement in an aggregate principal amount (together with refinancings thereof incurred under clause (3) of this paragraph) not to exceed $675 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant;

          (2) Indebtedness owed (A) to URS Corporation; provided that if such Indebtedness of any one Person exceeds $500,000 it shall be evidenced by a promissory note or (B) to any Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to URS Corporation or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if URS Corporation or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Notes, in the case of URS Corporation, or the Note Guarantee, in the case of a Subsidiary Guarantor;

          (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or the Note Guarantees shall only be permitted under this clause (3) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or any Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Note Guarantees, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Note Guarantees at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or such Note Guarantees, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded or the Stated Maturity of the Notes, if sooner, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded, and (c) such new Indebtedness is Incurred by URS Corporation or by the Restricted Subsidiary who is the obligor on the Indebtedness to be refinanced or refunded;

          (4) Indebtedness of URS Corporation, to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control or (b) deposited to defease the Notes as described under "Legal Defeasance and Covenant Defeasance" or to discharge the Notes as described under "Satisfaction and Discharge;"

          (5) Guarantees of the Notes and Guarantees of Indebtedness of URS Corporation or any Restricted Subsidiary that is not a Foreign Subsidiary by any Restricted Subsidiary; provided that the Guarantee of such Indebtedness is not prohibited by and is made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant;

          (6) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time pursuant to this clause (6) (together with refinancings thereof Incurred under clause (3) of this paragraph) not to exceed the greater of (x) $40 million and (y) 70% of the consolidated book value of the accounts receivable of all the Foreign Subsidiaries;

          (7) Guarantees of Indebtedness of any Foreign Subsidiary incurred under clause (6) above by URS Corporation or any Subsidiary Guarantor; provided that the aggregate amount of Indebtedness guaranteed pursuant to this clause (7) at any one time does not exceed $40 million;

          (8) Purchase Money Indebtedness of URS Corporation or any Subsidiary Guarantor; provided that the aggregate amount of such Indebtedness outstanding at any time pursuant to this clause (8) (together with refinancings thereof Incurred under clause (3) of this paragraph) shall not exceed $25 million and provided further that, if the Indebtedness being Incurred is Senior Indebtedness, after giving effect to the Incurrence thereof and the application of the proceeds therefrom, URS Corporation or such Subsidiary Guarantor could Incur at least $1.00 of Senior Indebtedness under clause (ii) of the proviso to the first paragraph of this covenant;

          (9) Indebtedness of URS Corporation or any Restricted Subsidiary in an aggregate principal amount outstanding (in addition to Indebtedness permitted under clauses (1) through (8) above and clause (10) below) pursuant to this clause (9) (together with refinancings thereof Incurred under clause (3) of this paragraph) not to exceed $10 million; provided that, if the Indebtedness being Incurred is Senior Indebtedness, after giving effect to the Incurrence thereof and the application of the proceeds therefrom, URS Corporation or such Restricted Subsidiary could Incur at least $1.00 of Senior Indebtedness under clause (ii) of the proviso to the first paragraph of this covenant; and

          (10) Indebtedness of URS Corporation or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (1) through (9) above) outstanding at any time pursuant to this clause (10) (together with refinancings thereof Incurred under clause (3) of this paragraph) in an aggregate principal amount not to exceed $20 million; provided that, if the Indebtedness being Incurred is Senior Indebtedness, after giving effect to the Incurrence thereof and the application of the proceeds therefrom, URS Corporation or such Subsidiary Guarantor could Incur at least $1.00 of Senior Indebtedness under clause (ii) of the proviso to the first paragraph of this covenant.

     (b) Notwithstanding any other provision of this "Limitation on Incurrence of Indebtedness" covenant, the maximum amount of Indebtedness that URS Corporation or a Restricted Subsidiary may Incur or that is deemed to be outstanding pursuant to this "Limitation on Incurrence of Indebtedness" covenant shall not be affected by fluctuations in the exchange rates of currencies.

     (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Incurrence of Indebtedness" covenant, (x) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of clause (a) of this "Limitation on Incurrence of Indebtedness" covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Incurrence of Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), URS Corporation, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness in one of such clauses.

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

  LIMITATION ON RESTRICTED PAYMENTS

     URS Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

          (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by persons other than URS Corporation or any of its Restricted Subsidiaries other than

             (x) dividends or distributions payable in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and

             (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries,

          (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of URS Corporation or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than URS Corporation or a Subsidiary Guarantor,

          (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other voluntary or optional acquisition or retirement for value, of Indebtedness of URS Corporation that is subordinated in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to the Note Guarantees or

          (4) make any Investment, other than a Permitted Investment, in any Person (all such payments and any other actions described in clauses (1) through (4) above being collectively "Restricted Payments"), if, at the time of, and after giving effect to, the proposed Restricted
     Payment:

             (A) a Default or Event of Default shall have occurred and be continuing,

             (B) the Fixed Charge Coverage Ratio would be equal to or less than 2:1 or

             (C) the aggregate amount of such Restricted Payment, together with all other Restricted Payments made subsequent to the Closing Date shall exceed the sum of

                (1) 50% of the excess over $50 million of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter during which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee plus

                (2) the aggregate Net Cash Proceeds received by URS Corporation subsequent to the Closing Date from

                    (a) the issuance and sale of (or cash capital contribution in respect of) its Capital Stock (other than Disqualified Stock) to (or, in the case of a capital contribution, from) a Person who is not a Subsidiary of URS Corporation,

                    (b) an issuance or sale to a Person who is not a Subsidiary of URS Corporation not prohibited by the Indenture of Indebtedness of URS Corporation or a Subsidiary of URS Corporation for cash subsequent to the Closing Date, upon the conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of URS Corporation,

                    (c) any exercise for, or exchange or conversion of,
               securities (including options, warrants, rights and convertible or exchangeable Indebtedness) of URS Corporation or a Subsidiary of URS Corporation into Capital Stock (other than Disqualified Stock) of URS Corporation, and

                    (d) the issuance or sale to a Person who is not a Subsidiary of URS Corporation of any options, warrants or other rights to acquire Capital Stock of URS Corporation (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

                (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from distributions on or repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances (including the release of any Guarantee that was treated as a Restricted Payment at the time Incurred), or other distributions or transfers of assets, in each case to URS Corporation or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, in order to avoid duplication to the extent any such payment or proceeds have been or would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) of this "Limitation on Restricted Payments" covenant), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by URS Corporation or any Restricted Subsidiary in such Person or Unrestricted Subsidiary plus

                (4) $5 million.

The amount of all Restricted Payments, if other than in cash, shall be the fair market value thereof determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive; provided that if the non-cash amount of any single Restricted Payment or series of related Restricted Payments exceeds $25 million, such amount shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution.

     The preceding provision shall not be violated by reason of:

          (1) the payment of any dividend within 60 days after the date of its declaration if, on the date of declaration, such payment would comply with the foregoing paragraph;

          (2) the making of any principal payment or the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee, including principal, premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the "Limitation on Incurrence of Indebtedness" covenant;

          (3) the repurchase, redemption, retirement or other acquisition of Capital Stock of URS Corporation, a Subsidiary Guarantor or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of URS Corporation (or options, warrants or other rights to acquire such Capital Stock; provided that such options, warrants or other rights are not redeemable (other than for shares of Capital Stock, other than Disqualified Stock) prior to the Stated Maturity of the Notes);

          (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee, including principal, premium, if any, and accrued and unpaid interest, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of URS Corporation (or options, warrants or other rights to acquire such Capital Stock; provided that such options, warrants or other rights are not redeemable (other than for shares of Capital Stock, other than Disqualified Stock) prior to the Stated Maturity of the Notes);

          (5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of URS Corporation; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such payment or distribution;

          (6) Investments acquired in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of URS Corporation (or options, warrants or other rights to acquire such Capital Stock; provided that such options, warrants or other rights are not redeemable (other than for shares of Capital Stock, other than Disqualified Stock) prior to the Stated Maturity of the Notes);

          (7) the declaration or payment of dividends on Capital Stock (other than Disqualified Stock) of URS Corporation in an aggregate annual amount not to exceed 6% of the Net Cash Proceeds received by URS Corporation subsequent to the Closing Date from the sale of such Capital Stock (or options, warrants or other rights to acquire such Capital Stock); provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such action or payment;

          (8) any purchase of fractional shares of Common Stock of URS Corporation in connection with the conversion of securities of URS Corporation convertible into Common Stock;

          (9) loans or advances to employees and consultants of URS Corporation or its Restricted Subsidiaries in the ordinary course of business to purchase Capital Stock (other than Disqualified Stock) of URS Corporation in an aggregate amount outstanding at any time under this clause (9) not to exceed $10 million;

          (10) Investments in any Person the primary business of which is reasonably related, ancillary or complementary to the business of URS Corporation and its Restricted Subsidiaries on the date of such Investment; provided that the aggregate amount of such Investments under this clause
     (10) does not exceed $20 million plus the net reduction in Investments made pursuant to this clause (10) resulting from distributions on or repayments of such Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to URS Corporation or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, in order to avoid duplication to the extent any such payments or proceeds have been or would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) of this "Limitation on Restricted Payments" covenant) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investments from any Person shall not exceed the amount of such Investments in such Person; provided further that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Investment;

          (11) repurchases of Capital Stock of URS Corporation or a Subsidiary of URS Corporation or options, warrants or other rights to acquire Capital Stock of URS Corporation or a Subsidiary of URS Corporation repurchased from directors and employees (or their heirs or estates) of URS Corporation or its Subsidiaries upon the death, disability or termination of employment or in connection with repurchases from employees pursuant to the terms of any stock option, restricted stock or stock incentive plan in an aggregate amount under this clause (11) to all employees (or their heirs or estates) that shall not during any one fiscal year exceed the sum of:

             (a) $2.5 million plus

             (b) the aggregate amount of repurchases that would have been permitted to be made during each preceding fiscal year pursuant to this clause (11) and were not so made; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such repurchase;

          (12) purchases of shares of Capital Stock of any Subsidiary Guarantor owned by professional engineers in connection with licensing requirements in an aggregate amount not to exceed $500,000;

          (13) repurchases of shares of Capital Stock of URS Corporation that constitute odd lots, pursuant to a program established by URS Corporation for the repurchase of odd lots, in an aggregate amount during any fiscal year not to exceed the sum of $100,000 plus the aggregate amount of repurchases that would have been permitted to be made under this clause (13) during each preceding fiscal year and were not so made;

          (14) dividends on Preferred Stock of Restricted Subsidiaries permitted to be issued pursuant the "Limitation on Incurrence of Indebtedness" covenant; or

          (15) other Restricted Payments in an aggregate amount not to exceed $20 million, measured by the fair value thereof at the time made; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) of such paragraph, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of such paragraph, an Investment acquired in exchange for Capital Stock referred to in clause (6) of such paragraph, any loan or advance referred to in clause (9) of such paragraph, repurchases of Capital Stock referred to in clause (11) or clause (12) of such paragraph, dividends on Preferred Stock of Restricted Subsidiaries referred to in clause (14) of such paragraph or Restricted Payments referred to in clause (15) of such paragraph), and the Net Cash Proceeds from any issuance of Capital Stock (or options, warrants or other rights to acquire Capital Stock) referred to in clauses (3),
(4) and (6) of such paragraph, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. For purposes of determining compliance with this "Limitation on Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, URS Corporation, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

  LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     URS Corporation will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by URS Corporation or any other Restricted Subsidiary;

          (2) pay any Indebtedness owed to URS Corporation or any other Restricted Subsidiary;

          (3) make loans or advances to URS Corporation or any other Restricted Subsidiary; or

          (4) transfer any of its property or assets to URS Corporation or any other Restricted Subsidiary.

     The preceding provisions shall not restrict any encumbrances or restrictions:

          (1) existing on the Closing Date in the Credit Agreement, the Indenture or any other agreements or Indebtedness in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements or Indebtedness; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (2) existing under or by reason of applicable law;

          (3) contained in any agreements binding upon or relating to any property, asset, business or any Person or the property, assets or businesses of such Person, in each case acquired by URS Corporation or any Restricted Subsidiary and existing at the time of such acquisition and not incurred in contemplation of such acquisition; provided that such encumbrances or restrictions are not applicable to any property, asset, business or any Person or the property, assets or businesses of such Person, other than the property, asset, business or Person or the property, assets or businesses of such Person so acquired;

          (4) in the case of clause (4) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, including, without limitation, customary nonassignment provisions in leases, purchase money obligations and other similar agreements, in each case with respect to the property or assets subject thereto, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of URS Corporation or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of URS Corporation or any Restricted Subsidiary in any manner material to URS Corporation or any Restricted Subsidiary or (D) restrictions on cash or deposits required by insurance, surety or bonding companies under contracts entered in the ordinary course of business;

          (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

          (6) contained in the terms of any Indebtedness of URS Corporation or any Subsidiary Guarantor; provided that such encumbrances or restrictions taken as a whole are no more restrictive in the aggregate than those contained in the Indenture, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive;

          (7) contained in any agreement or instrument governing Senior Indebtedness not incurred in violation of the "Limitation on Incurrence of Indebtedness" covenant; provided that such encumbrances or restrictions taken as a whole are no more restrictive in the aggregate than those contained in the Credit Agreement, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive;

          (8) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (9) with respect to any Restricted Subsidiary, contained in the terms of any Indebtedness or Preferred Stock or any agreement pursuant to which such Indebtedness or Preferred Stock was issued if:

             (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

             (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by URS Corporation) and

             (C) URS Corporation determines that any such encumbrance or restriction will not materially affect URS Corporation's ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive;

          (10) with respect to any property or assets acquired with Purchase Money Indebtedness and imposed by such Purchase Money Indebtedness;

          (11) imposed by customary provisions in joint venture agreements and similar agreements that restrict the transfer of the interest in the joint venture;

          (12) contained in any mortgage or construction financing agreement which impose restrictions on the transfer of the property acquired or improved;

          (13) contained in any extensions, refinancings, renewals or replacements of any of the agreements or instruments referred to in the preceding clauses of this paragraph, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are not materially less favorable to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive; or

          (14) with respect to any Foreign Subsidiary, contained in the terms of any Indebtedness or Preferred Stock or any agreement pursuant to which such Indebtedness or Preferred Stock was issued if:

             (A) either (i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (ii) URS Corporation determines that any such encumbrance or restriction will not materially affect URS Corporation's ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive; and

             (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by URS Corporation).

Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent URS Corporation or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by the "Limitation on Liens" and "Limitation on Sale/Leaseback Transactions" covenants or (2) restricting the sale or other disposition of property or assets of URS Corporation or any of its Restricted Subsidiaries that secure Indebtedness of URS Corporation or any of its Restricted Subsidiaries.

  LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES

     URS Corporation will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness of URS Corporation or any other Restricted Subsidiary (other than a Foreign Subsidiary), unless (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary on the same terms as the Guarantee provided by other Subsidiary Guarantors pursuant to the Indenture and (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against URS Corporation or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee.

     Notwithstanding the preceding, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (x) any sale, exchange or transfer, to any Person (other than URS Corporation or another Restricted Subsidiary), of all of URS Corporation's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (y) upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the Indenture or (z) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee.

  LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

     URS Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of URS Corporation or with any Affiliate of URS Corporation or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to URS Corporation or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The preceding limitation does not limit, and shall not apply to:

          (1) transactions (A) approved by a majority of the disinterested members of the Board of Directors, if there are any such disinterested members or (B) for which URS Corporation or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, appraisal firm, or valuation stating that the transaction is fair to URS Corporation or such Restricted Subsidiary from a financial point of view;

          (2) any transaction solely between URS Corporation and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

          (3) the payment of reasonable and customary regular fees to directors of URS Corporation who are not employees of URS Corporation and indemnification arrangements entered into by URS Corporation in the ordinary course of business;

          (4) any payments or other transactions pursuant to any tax-sharing agreement between URS Corporation and any other Person with which URS Corporation files a consolidated tax return or with which URS Corporation is part of a consolidated group for tax purposes;

          (5) any sale of shares of Capital Stock (other than Disqualified Stock) of URS Corporation or any options, warrants or other rights to acquire such Capital Stock;

          (6) management and administrative services provided in the ordinary course of business by URS Corporation or any Restricted Subsidiary to any Restricted Subsidiary or any Person in which URS Corporation or any Restricted Subsidiary has an Investment;

          (7) any employment arrangements entered into by URS Corporation or any of its Restricted Subsidiaries in the ordinary course of business; or

          (8) any Permitted Investments and any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant.

Notwithstanding the preceding, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (2) through (8) of this paragraph, (a) the aggregate amount of which exceeds $10 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $20 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

  LIMITATION ON LIENS

     URS Corporation will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

     Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

  LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     URS Corporation will not, and will not permit any Subsidiary Guarantor to, enter into any Sale/ Leaseback Transaction with respect to any property unless:

          (1) URS Corporation or such Subsidiary Guarantor would be entitled to
     (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to, and after giving effect to the Permitted Liens provisions in, the covenant described under "-- Limitation on Liens;"

          (2) the net proceeds received by URS Corporation or any Subsidiary Guarantor in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and

          (3) URS Corporation applies the proceeds of such transaction in compliance with the covenant described under "-- Limitation on Asset Sales."

  LIMITATION ON ASSET SALES

     URS Corporation will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by URS Corporation or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of Indebtedness of URS Corporation or any Restricted Subsidiary (other than Indebtedness to URS Corporation or any Restricted Subsidiary), provided that URS Corporation or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

     For purposes of this provision, any securities, notes, mortgages or other obligations received by URS Corporation or any Restricted Subsidiary in any Asset Sale that are converted, sold or exchanged by URS Corporation or such Restricted Subsidiary into cash within 60 days of the related Asset Sale (to the extent of the cash received in that conversation, sale or exchange) shall be deemed to be cash.

     In the event and to the extent that the Net Cash Proceeds received by URS Corporation or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $10 million, then URS Corporation shall or shall cause the relevant Restricted Subsidiary to:

          (1) within 12 months after the date Net Cash Proceeds so received exceed $10 million,

             (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of URS Corporation or of any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than URS Corporation or any of its Restricted Subsidiaries, or

             (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets, and

          (2) apply (no later than the end of the 12-month period referred to in clause (1)) an amount equal to such excess Net Cash Proceeds (to the extent not applied or committed to be applied pursuant to clause (1)) as provided in the following paragraphs of this "Limitation on Asset Sales" covenant.

     The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, URS Corporation must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and, if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date (as defined in the definition of "Offer to Purchase"). If any Excess Proceeds remain after consummation of an Offer to Purchase, URS Corporation or any Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture.

     If URS Corporation is required by the terms of any Pari Passu Indebtedness to apply any Excess Proceeds to purchase such Pari Passu Indebtedness, then URS Corporation shall apply a portion of the Excess Proceeds to purchase Notes pursuant to an Offer to Purchase and a portion of the Excess Proceeds to conduct an offer to purchase an amount of such Pari Passu Indebtedness from the holders of such Pari Passu Indebtedness on the same terms and conditions as the Offer to Purchase applicable to the Notes, and such purchase shall be consummated on the same date as the date of consummation of the Offer to Purchase applicable to the Notes.

     URS Corporation will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that URS Corporation is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to such Offer to Purchase, URS Corporation will comply with the applicable securities laws and regulations and will be deemed to not have breached its obligations under the Indenture with respect to such Offer to Purchase by virtue of such compliance with applicable securities laws and regulations.

     Upon consummation of any such Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

  REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

     URS Corporation must commence, within 30 days of the occurrence of a Change of Control, an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the Payment Date.

     On the Payment Date, URS Corporation shall:

          (1) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

          (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

          (3) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an officers' certificate specifying the Notes or portions thereof accepted for payment by URS Corporation.

     The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. URS Corporation will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase.

     URS Corporation will comply with Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that URS Corporation is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to such Offer to Purchase, URS Corporation will comply with the applicable securities laws and regulations and will be deemed to not have breached its obligations under the Indenture with respect to such Offer to Purchase by virtue of such compliance with applicable securities laws and regulations.

     URS Corporation cannot assure you that it will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of URS Corporation which might be outstanding at the time).

     URS Corporation's ability to repurchase Notes upon a Change of Control may be limited by the terms of its then existing contractual obligations. In particular, the repurchase of the Notes upon a Change of Control

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

may constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Indebtedness may contain similar restrictive provisions.

     URS Corporation will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the Notes in the manner, at the times and price and otherwise in compliance with the requirements of the Indenture applicable to an Offer to Purchase for a Change of Control and purchases all Notes validly tendered and not withdrawn in such offer to purchase. The above covenant requiring URS Corporation to repurchase the notes will, unless consents are obtained, require URS Corporation to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

  COMMISSION REPORTS AND REPORTS TO HOLDERS

     Regardless of whether URS Corporation is then required to file reports with the Commission, URS Corporation shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13 (a) or 15 (d) under the Securities Exchange Act of 1934 if it were subject thereto, unless the Commission will not accept such filing. URS Corporation shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

  CONSOLIDATION, MERGER AND SALE OF ASSETS

     URS Corporation will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into URS Corporation, unless:

          (1) URS Corporation shall be the continuing Person, or the Person (if other than URS Corporation) formed by such consolidation or into which URS Corporation is merged or that acquired or leased such property and assets of URS Corporation shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of URS Corporation on all of the Notes and under the Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction on a pro forma basis, URS Corporation or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of URS Corporation immediately prior to such transaction; provided that this clause (3) shall not apply to a consolidation or merger;

          (4) immediately after giving effect to such transaction on a pro forma basis, the Fixed Charge Coverage Ratio would be greater than 2:1; provided that this clause (4) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of URS Corporation if all Liens and Indebtedness of URS Corporation or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of URS Corporation and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the Indenture;

          (5) URS Corporation delivers to the Trustee an officers' certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

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

          (6) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which URS Corporation has entered into a transaction under this "Consolidation; Merger and Sale of Assets" section, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of URS Corporation or the surviving entity in accordance with the Notes and the Indenture;

provided, however, that clauses (3) and (4) above do not apply if, in the good faith determination of the Board of Directors of URS Corporation, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of URS Corporation and any such transaction shall not have as one of its purposes the evasion of the preceding limitations.

EVENTS OF DEFAULT

     The following events will be defined as "Events of Default" in the
Indenture:

          (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of URS Corporation or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

          (d) URS Corporation or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of URS Corporation in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (1) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (I1) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant

     Subsidiary, or for all or substantially all of the property and assets of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or (C) the winding up or liquidation of the affairs of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (h) URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
     (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of URS Corporation, or any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or (C) effects any general assignment for the benefit of creditors; or

          (i) except as permitted by the Indenture, any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

     If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to URS Corporation or a Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to URS Corporation (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by URS Corporation, the relevant Significant Subsidiary or the relevant group of Subsidiary Guarantors or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to URS Corporation or a Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of 66 2/3% in principal amount of the outstanding notes by written notice to URS Corporation and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and
(y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see
"-- Modification and Waiver."

     The Holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and

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

may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

          (1) the Holder gives the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

     However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

     Officers of URS Corporation must certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of URS Corporation and its Restricted Subsidiaries and URS Corporation's and its Restricted Subsidiaries' performance under the Indenture and that URS Corporation has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. URS Corporation will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     URS Corporation may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes ("Legal Defeasance") on the 91st day after the deposit referred to below, except for:

          (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium, if any and accrued interest on such Notes when such payments are due from the trust referred to below:

          (2) URS Corporation's obligations with respect to the Notes concerning the issuance of temporary Notes, the registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and URS Corporation's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, URS Corporation may, at its option and at any time, elect to have the obligations of URS Corporation released ("Covenant Defeasance") with respect to all the covenants described under "Covenants" and the provisions of the Indenture described under clauses (3) and (4) under "Consolidation, Merger and Sale of Assets" and thereafter any failure to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, each of clauses (c) (solely with respect to clauses (3) and (4) under "Consolidation, Merger and Sale of Assets"), (d),
(e), (f), (i), and, except with respect to URS Corporation or a Subsidiary Guarantor, clauses (g) and (h) under "Events of Default" under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

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

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) URS Corporation must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, US. Government Obligations, or a combination thereof, in such amount as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and accrued interest on the outstanding notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and URS Corporation must specify whether the Notes, are being defeased to maturity or to a particular Redemption Date; provided that URS Corporation has provided the Trustee with irrevocable instructions to redeem all of the outstanding notes on such Redemption Date;

          (2) in the case of Legal Defeasance, URS Corporation shall have delivered to the Trustee either (x) an opinion of counsel reasonably acceptable to the Trustee that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred (which opinion of counsel must be based upon, and accompanied by a copy of, a ruling of the Internal Revenue Service to the same effect unless there has been a change in the applicable federal income tax law after the Closing Date such that a ruling is no longer required) or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the opinion of counsel described in this clause (2);

          (3) in the case of Covenant Defeasance, URS Corporation shall have delivered to the Trustee an opinion of counsel to the effect set forth in clause (2)(x) above;

          (4) in the case of Legal Defeasance and Covenant Defeasance, URS Corporation shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 90 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code;

          (5) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing either (A) on the date of such deposit or (B) on the 91st day after the date of such deposit;

          (6) URS Corporation shall have delivered an officers' certificate stating that such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any agreement or instrument to which URS Corporation or any of its Subsidiaries is a party or by which URS Corporation or any of its Subsidiaries is bound; and

          (7) URS Corporation has delivered to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent relating to the defeasance have been complied with.

     In the event that following Legal Defeasance or Covenant Defeasance the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, URS Corporation will remain liable for such payments and the Subsidiary Guarantors' Note Guarantees with respect to such payments will remain in effect.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding notes when either:

          (1) all such Notes previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by URS Corporation and thereafter repaid to URS Corporation or discharged from such trust) have been delivered to the Trustee for cancellation; or

          (2) (a) all Notes not previously delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year upon arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and URS Corporation has deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not previously delivered to the Trustee for cancellation, for principal (and premium, if any, on), and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (b) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on such date of deposit;

          (c) URS Corporation shall have delivered an officers' certificate stating that such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which URS Corporation is a party or by which it is bound; and

          (d) URS Corporation has delivered to the Trustee an officers' certificate and an opinion of counsel, in each case stating that URS Corporation has complied with all conditions precedent to satisfaction and discharge of the Indenture.

MODIFICATION AND WAIVER

     The Indenture may be amended or supplemented, without the consent of any Holder, to:

          (1) cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements do not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

          (2) comply with the provisions described under "Consolidation, Merger and Sale of Assets" and "Limitation on Issuances of Guarantees by Restricted Subsidiaries;"

          (3) comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

          (4) evidence and provide for the acceptance of appointment by a successor Trustee;

          (5) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); or

          (6) make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

     Modifications and amendments of the Indenture may be made by URS Corporation and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (2) change the optional redemption dates or optional redemption prices of the Notes from that stated under the heading "Optional Redemption;"

          (3) reduce the principal amount of, or premium, if any, or interest on, any Note;

          (4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

          (5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

          (6) waive a default in the payment of principal of, premium, if any, or interest on the Notes;

          (7) release any Subsidiary Guarantor from its Note Guarantee, except as provided in the Indenture; or

          (8) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

     No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of URS Corporation in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of URS Corporation, any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

     Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of URS Corporation, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions: provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. You should refer to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of URS Corporation and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to URS Corporation or any Restricted Subsidiary by such Person during such period;

          (2) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with URS Corporation or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by URS Corporation or any of its Restricted Subsidiaries;

          (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (4) any gains or losses (in each case on an after-tax basis) attributable to sales of assets outside the ordinary course of business of URS Corporation and its Restricted Subsidiaries;

          (5) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant, any amount paid or accrued as dividends on Preferred Stock of URS Corporation owned by Persons other than URS Corporation and any of its Restricted Subsidiaries;

          (6) any non-cash compensation expense incurred in connection with the exercise of or paid or payable with Capital Stock (other than Disqualified Stock) of URS Corporation or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of URS Corporation;

          (7) write-offs of intangible assets, including research and development, relating to assets acquired by URS Corporation and its Restricted Subsidiaries if such write-offs are done in accordance with GAAP at the time of or within one year after such acquisition; and

          (8) all extraordinary gains and extraordinary losses (in each case on an after-tax basis).

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Acquisition" means (1) an investment by URS Corporation or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with URS Corporation or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of URS Corporation and its Restricted Subsidiaries on the date of such investment, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive, or
(2) an acquisition by URS Corporation or any of its Restricted Subsidiaries of the property and assets of any Person other than URS Corporation or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of URS Corporation and its Restricted Subsidiaries on the date of such acquisition, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive.

     "Asset Disposition" means the sale or other disposition by URS Corporation or any of its Restricted Subsidiaries (other than to URS Corporation or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of URS Corporation or any of its Restricted Subsidiaries.

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

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by URS Corporation or any of its Restricted Subsidiaries to any Person other than URS Corporation or any of its Restricted Subsidiaries of:

          (1) all or any of the Capital Stock of any Restricted Subsidiary;

          (2) all or substantially all of the property and assets of an operating unit or business of URS Corporation or any of its Restricted Subsidiaries; or

          (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of URS Corporation or any of its Restricted Subsidiaries outside the ordinary course of business of URS Corporation or such Restricted Subsidiary and in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of URS Corporation; provided that "Asset Sale" shall not include:

             (a) any sales or other dispositions of inventory, receivables and other current assets, including cash and Temporary Cash Investments;

             (b) any sale, transfer, assignment or other disposition of property that is damaged, worn out, obsolete or no longer suitable for use in the ordinary course of business;

             (c) any sale, transfer, assignment or other disposition of assets having a fair market value of less than $2 million;

             (d) any sales, transfers, assignments or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant; or

             (e) the granting of a Lien on any property or assets permitted by the Indenture.

     "Assumed EG&G Debt" means all Indebtedness outstanding on the Closing Date (other than Indebtedness being repaid on the Closing Date) of Carlyle-EG&G Holdings Corp. and Lear Siegler Services, Inc. and their respective subsidiaries.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligation."

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

     "Board of Directors" means the board of directors of URS Corporation or any committee thereof duly authorized to act for such board of directors.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of URS Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

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     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means, as applied to any Person, the discounted present value of the rental obligations under a Capitalized Lease to the extent such obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the "Limitations on Liens" covenant a Capitalized Lease Obligation will be deemed to be secured by a Lien on the property being leased.

     "Change of Control" means such time as (1) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than one or more Permitted Holders, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of URS Corporation on a fully diluted basis, and the Permitted Holders beneficially own (as defined above) in the aggregate a lesser percentage of the total voting power of the Voting Stock of URS Corporation; (2) during any period of 12 consecutive months after the Closing Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of URS Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of URS Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of URS Corporation, if such agreement was approved by a vote of such majority of directors) cease for any reason to constitute a majority of the Board of Directors of URS Corporation then in office; or (3) a change of control occurs under the June 1999 Senior Subordinated Notes Indenture.

     "Closing Date" means August 22, 2002.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

          (1) Consolidated Interest Expense;

          (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets);

          (3) depreciation expense;

          (4) amortization expense; and

          (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income (it being understood that such items do not include the accrual of revenues in the ordinary course of business), all as determined on a consolidated basis for URS Corporation and its Restricted Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (a) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (b) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by URS Corporation or any of its Restricted Subsidiaries.

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

     "Consolidated Interest Expense" means (without duplication), for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by URS Corporation or any of its Restricted Subsidiaries), Preferred Stock dividends in respect of Preferred Stock of a Restricted Subsidiary and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by URS Corporation and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the EG&G Acquisition and the financing of the EG&G Acquisition, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP. For purposes of the preceding sentence, Preferred Stock dividends shall be deemed to be an amount equal to the actual dividends paid divided by one minus the combined federal, state, local and foreign income tax rate applicable to URS Corporation and its Subsidiaries (expressed as a decimal).

     "Consolidated Secured Debt Ratio" as of any date of determination means, the ratio of (x) total consolidated Indebtedness of URS Corporation and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which financial reports have been filed with the Commission or provided to the Trustee, to (y) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which reports have been filed with the Commission or provided to the Trustee, in each case with such pro forma adjustments to consolidated Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

     "Consolidated Senior Debt Ratio" as of any date of determination means, the ratio of (x) (A) the total consolidated Indebtedness of URS Corporation and its Restricted Subsidiaries that is Senior Indebtedness minus (B) the total consolidated cash and Temporary Cash Investments of URS Corporation and its Restricted Subsidiaries, in each case as of the end of the most recent fiscal quarter for which financial reports have been filed with the Commission or provided to the Trustee, to (y) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which reports have been filed with the Commission or provided to the Trustee, in each case with such pro forma adjustments to the amounts of consolidated Indebtedness, consolidated cash and Temporary Cash Investments and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

     "Consolidated Net Worth" means, at any date of determination, stockholders' equity plus, to the extent not included, any Preferred Stock of URS Corporation as set forth on the most recently available quarterly or annual consolidated balance sheet of URS Corporation and its Restricted Subsidiaries (which shall be as of a date not more than 120 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of URS Corporation or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "Convertible Subordinated Debentures" means the 6 1/2% Convertible Subordinated Debentures due 2012 of URS Corporation issued pursuant to an Indenture dated as of February 15, 1987 between URS Corporation and First Interstate Bank of California, as amended, and outstanding on the Closing Date.

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

     "Credit Agreement" means the credit agreement dated as of the Closing Date by and among URS Corporation, certain of its Subsidiaries, certain financial institutions and Credit Suisse First Boston, as administrative agent, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, refinanced, extended, replaced, restructured or otherwise modified from time to time regardless of whether with the same agent, trustee, representative lenders or holders, including any agreement (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of URS Corporation and its Subsidiaries and their respective successors and assigns, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, or (4) adding facilities available for borrowing thereunder.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Dames & Moore" means Dames & Moore Group, a Delaware corporation.

     "D&M Acquisition" means the consummation of (x) the tender offer by Demeter Acquisition Corporation for all of the outstanding shares of capital stock of Dames & Moore and (y) the merger of Demeter Acquisition Corporation with and into Dames & Moore.

     "D&M Financing" means the transactions entered into by URS Corporation and its Restricted Subsidiaries to finance the D&M Acquisition, including (v) the sale of the Senior Subordinated Notes, (w) the establishment of the credit facilities in connection with the D&M Acquisition, (x) the issuance and sale of Preferred Stock to RCBA Strategic Partners, L.P. in connection with the D&M Acquisition, (y) the issuance and sale of senior subordinated increasing rate notes of URS Corporation upon consummation of the tender offer for the stock of Dames & Moore and (z) the repayment of Indebtedness in connection with the D&M Acquisition and the sale of the Senior Subordinated Notes.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to URS Corporation's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants. For the avoidance of doubt, the Series D Preferred Stock and Series E Preferred Stock as proposed to be issued by URS Corporation in connection with the EG&G Acquisition shall not constitute Disqualified Stock.

     "EG&G Acquisition" means the acquisition by URS Corporation of Carlyle-EG&G Holdings Corp. and Lear Siegler Services, Inc. pursuant to the Agreement and Plan of Merger dated July 16, 2002, among URS Corporation and certain of its subsidiaries, Carlyle-EG&G Holdings Corp., Lear Siegler Services, Inc. and Eagle Technical Services Holdings, L.L.C.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors or a Senior Officer of

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

URS Corporation, whose determination shall be conclusive; provided that if the non cash amount exceeds $10 million, such amount shall be determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

     "Fixed Charge Coverage Ratio" means, on any Transaction Date, the ratio of
(1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee (the "Four Quarter Period") to
(2) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the preceding calculation,

          (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on and including the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of URS Corporation, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of the Reference Period;

          (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

          (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

          (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into URS Corporation or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

     "Foreign Subsidiary" means any Subsidiary of URS Corporation that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (a) the amortization of any expenses incurred in connection with the D&M Acquisition or the D&M Financing and (b) except as

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otherwise provided, the amortization of any amounts required or permitted by
Accounting Principles Board Opinion Nos. 16 and 17.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" means a Person in whose name a Note is registered on the registrar's books.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest, the accretion of original issue discount nor the issuance of pay-in-kind securities as an interest or dividend payment shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

          (1) all indebtedness of such Person for borrowed money to the extent such indebtedness would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP;

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments to the extent such obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP;

          (3) all obligations of such Person in respect of banker's acceptances, letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

          (5) all Capitalized Lease Obligations and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, regardless of whether such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness so secured;

          (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

          (8) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person, and all obligations to redeem or repurchase Preferred Stock of a Restricted Subsidiary; and

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          (9) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements (other than Currency Agreements and Interest Rate Agreements designed solely to protect URS Corporation or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

          (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

          (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest,

          (C) that the amount of Indebtedness at any time of any Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and the maximum fixed redemption or repurchase price in respect thereof,

          (D) that Indebtedness shall not include

          (v) obligations resulting from the endorsement of negotiable instruments for collection in the ordinary course of business,

          (w) any liability for federal, state, local or other taxes,

          (x) obligations under performance, bid, surety, appeal or similar bonds, completion guarantees or warranty or contractual service obligations provided in the ordinary course of business,

          (y) obligations arising in the ordinary course of business out of standby letters of credit or similar investments covering workers' compensation, errors and omissions insurance, bid and performance appeal or similar obligations to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by the issuer of such letters of credit a demand for reimbursement, or

          (z) obligations pursuant to agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, performance, bid, surety, appeal or similar bonds securing any obligations of URS Corporation or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by URS Corporation or any Restricted Subsidiary in connection with such disposition.

     "Indenture" means the indenture, dated the Closing Date, by and among URS Corporation, as issuer, the Subsidiary Guarantors, as defined therein, and U.S. Bank, N.A., as Trustee.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as

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accounts receivable, prepaid expenses or deposits on the balance sheet of URS
Corporation or its Restricted Subsidiaries or endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by URS Corporation or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced.

     "June 1999 Senior Subordinated Notes Indenture" means the indenture, dated as of June 23, 1999, by and among URS Corporation, as issuer, the subsidiary guarantors named therein and Firstar Bank of Minnesota, N.A., as Trustee.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means:

          (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents (including Temporary Cash Investments), including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (including Temporary Cash Investments) and proceeds from the conversion of other property received when converted to cash or cash equivalents (including Temporary Cash Investments), net of:

             (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

             (2) provisions for all taxes (regardless of whether such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of URS Corporation and its Restricted Subsidiaries, taken as a whole;

             (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

             (4) appropriate amounts to be provided by URS Corporation or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

          (b) with respect to any issuance or sale of, or capital contribution in respect of, Capital Stock, the proceeds of such issuance or sale or contribution in the form of cash or cash equivalents (including Temporary Cash Investments), including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (including Temporary Cash Investments) and proceeds from the conversion of other property received when converted to cash or cash equivalents (including Temporary Cash Investments), net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Note" means any note issued under the Indenture.

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

     "Note Guarantee" means any guarantee of the obligations of URS Corporation under the Indenture and the Notes by any Subsidiary Guarantor.

     "Offer to Purchase" means an offer to purchase Notes by URS Corporation from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

          (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (4) that, unless URS Corporation defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     "Officer" means, with respect to URS Corporation, (1) the Chairman of the Board, the Chief Executive Officer, the President, Chief Operating Officer, any Vice President or the Chief Financial Officer and (2) the Treasurer or any Assistant Treasurer or the Secretary, Comptroller or any Assistant Secretary.

     "Permitted Holders" means TCG Holdings, L.L.C., Richard C. Blum & Associates, L.P. and their respective Affiliates.

     "Permitted Investment" means:

          (1) an Investment in URS Corporation, a Subsidiary Guarantor or a Person which will, upon the making of such Investment, become a Subsidiary Guarantor or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, URS Corporation or a Subsidiary Guarantor; provided that such person's primary business is related, ancillary or complementary to the businesses of URS Corporation and its Restricted Subsidiaries on the date of such Investment, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive;

          (2) cash and Temporary Cash Investments;

          (3) commission, entertainment, relocation, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (4) stock, obligations or securities received in satisfaction of judgments or received in connection with the restructuring or workout of the obligations of, or the bankruptcy of, suppliers, or customers, or

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

     received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with customers or suppliers;

          (5) an Investment in an Unrestricted Subsidiary to the extent consisting of an Investment in another Unrestricted Subsidiary;

          (6) Interest Rate Agreements and Currency Agreements designed solely to protect URS Corporation or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

          (7) any of the Notes;

          (8) an Investment in a Restricted Subsidiary that is a Foreign Subsidiary;

          (9) Investments received as non-cash consideration in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; and

          (10) an Investment in a Restricted Subsidiary which is not a Subsidiary Guarantor, provided that the aggregate amount of such Investments under this clause (10) does not exceed $25 million plus the net reduction in Investments made pursuant to this clause (10) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case, in order to avoid duplication, to the extent any such payments or proceeds have been or would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) of the "Limitation on Restricted Payments" covenant) or from such Person becoming a Subsidiary Guarantor (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment.

     "Permitted Liens" means, with respect to any Person:

          (1) Liens Incurred or pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws and other types of social security or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2) Liens imposed by law, such as carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen or other similar Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by URS Corporation in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by URS Corporation or any Subsidiary Guarantor to provide collateral to the depository institution;

          (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, municipal and building ordinances and other similar purposes, title defects or other irregularities, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in

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

     the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6) Liens on assets or property purchased with Purchase Money Indebtedness securing such Indebtedness;

          (7) Liens to secure Indebtedness permitted under the provisions described in clause (1) of the second paragraph under the "Limitation on Indebtedness" covenant and Hedging Obligations entered into in respect of amounts thereunder;

          (8) Liens existing on the Closing Date;

          (9) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, and Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

          (12) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is permitted to be Incurred under the Indenture;

          (13) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

          (14) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account, security account or other similar arrangement to be applied for such purpose;

          (15) Liens arising from filing Uniform Commercial Code financing statements regarding operating leases entered into with such lessors in the ordinary course of business;

          (16) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods or provision of services entered into by URS Corporation or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of URS Corporation and its Restricted Subsidiaries prior to the Closing Date;

          (17) A Lien on the funds or securities deposited with the trustee under the indenture relating to the Senior Subordinated Notes for the purpose of defeasing or redeeming the Senior Subordinated Notes on or prior to its maturity date to the extent permitted in the Indenture;

          (18) Liens Incurred to secure obligations in respect of term loans or revolving loans (including principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts relating thereto) under the Credit Agreement; provided that, at the time of Incurrence and after giving effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3:1;

          (19) Liens securing indebtedness which, together with all other Indebtedness secured by Liens (excluding Liens permitted by clauses (1) through (18) above or clause (20) below) at the time of determination, does not exceed $25 million; and

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          (20) Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9), (10) or (15); provided, however, that:

             (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

             (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9), (10) or (15) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

     Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Replacement Assets acquired directly or indirectly from Net Cash Proceeds pursuant to the "Limitation on Asset Sales" covenant. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

     "Purchase Money Indebtedness" of any Person means any Indebtedness, including Capitalized Leases, of such Person to any seller or other Person, which is Incurred to finance the acquisition, construction, installation or improvement of any Replacement Assets and which is incurred concurrently with, or within 180 days following, such acquisition, construction, installation or improvement.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated the Closing Date, among URS Corporation, the Subsidiaries of URS Corporation named therein and Credit Suisse First Boston and Wells Fargo, as representatives of the initial purchasers.

     "Replacement Assets" means, on any date, property or assets (other than current assets) of a nature or type or that are used or useful in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) reasonably similar or related to the nature or type of the property and assets of, or the business of, URS Corporation and its Restricted Subsidiaries existing on such date, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive.

     "Restricted Subsidiary" means any Subsidiary of URS Corporation other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned by URS Corporation or a Subsidiary Guarantor on the Closing Date or thereafter acquired by URS Corporation or a Subsidiary Guarantor whereby URS Corporation or a Subsidiary Guarantor transfers such property to a Person and URS Corporation or a Subsidiary Guarantor leases it from such Person.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

     "Senior Indebtedness" means the following obligations of URS Corporation or any Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter
Incurred: (1) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect

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

thereto, whether or not such interest is an allowed claim in such proceeding), reimbursement obligations under letters of credit and indemnities payable in connection therewith) of URS Corporation under (or in respect of) the Credit Agreement or any Interest Rate Agreement or Currency Agreement relating to the Indebtedness under the Credit Agreement and (2) all Indebtedness and all other monetary obligations of URS Corporation or any Subsidiary Guarantor (other than the Senior Subordinated Notes and the Senior Subordinated Guarantees thereof, the Convertible Subordinated Debentures and the Senior Subordinated Debentures), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is subordinated in right of payment to, the Notes or the Note Guarantees; provided that (I) the term "Senior Indebtedness" shall not include (a) any Indebtedness of URS Corporation or any Subsidiary Guarantor that, when Incurred, was without recourse to URS Corporation or to such Subsidiary Guarantor, (b) any Indebtedness of URS Corporation or any Subsidiary Guarantor to a Subsidiary of URS Corporation, or to a joint venture in which URS Corporation has an interest, (c) any Indebtedness of URS Corporation or any Subsidiary Guarantor, to the extent not permitted by the "Limitation on Incurrence of Indebtedness" covenant, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of URS Corporation or any of its respective Subsidiaries, (f) any liability for taxes owed or owing by URS Corporation or any Subsidiary Guarantor, or (g) any Trade Payables, and (II) for purposes of determining compliance with clause (ii) of part (a) and clauses (8), (9) and (10) of the "Limitation on Incurrence of Indebtedness" covenant and as used in the definition of "Consolidated Senior Debt Ratio", the term "Senior Indebtedness" shall also include, to the extent not otherwise included therein, obligations of such Person in respect of letters of credit, banker's acceptances and similar instruments, whether or not drawn upon and whether or not excluded by the provisions of clause (3) or (D) (y) of the definition of "Indebtedness".

     "Senior Officer" of any Person means the Chief Executive Officer, President, Chief Operating Officer, Executive Vice President or Chief Financial Officer of such Person.

     "Senior Subordinated Debentures" means the 8 5/8% Senior Subordinated Debentures due 2004 of URS Corporation issued pursuant to the Indenture dated as of March 16, 1989 between URS Corporation and MTrust Corp., National Association, as trustee, as amended.

     "Senior Subordinated Notes" means the 12 1/4% Senior Subordinated Notes issued under the June 1999 Senior Subordinated Notes Indenture.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "Subsidiary Guarantor" means any Restricted Subsidiary that provides a Guarantee of URS Corporation's obligations under the Indenture and the Notes.

     "Temporary Cash Investment" means any of the following:

          (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency or instrumentality thereof maturing no more than one year from the date of acquisition thereof;

          (2) time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country

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     recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

          (4) commercial paper, maturing not more than one year after the date of acquisition thereof, with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

          (5) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

          (6) any security, maturing not more than 180 days after the date of acquisition, backed by a letter of credit issued by a bank meeting the qualifications described in (2) above; and

          (7) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (6) and has the highest rating obtainable from either Moody's or S&P.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by URS Corporation or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred, and, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to any other transaction, the date of such transaction.

     "Unrestricted Subsidiary" means (1) any Subsidiary of URS Corporation that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of URS Corporation) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, URS Corporation or any Restricted Subsidiary; provided that (a) any Guarantee by URS Corporation or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by URS Corporation or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (b) either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant; and (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under the "Limitation on Incurrence of Indebtedness" and "Limitation on Restricted Payments" covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding provisions.

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     "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares, shares owned by professional engineers in connection with licensing requirements or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material United States federal income tax consequences relevant to the exchange of the outstanding notes for new notes pursuant to this exchange offer and the ownership and disposition of the new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Regulations issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax exempt organizations, investors in pass-through entities, such as partnerships, and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code. The effect of any applicable state, local or foreign tax laws is not discussed.

     As used herein, "United States Holder" means a beneficial owner of the notes who or that is:

     - An individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701
       (b) of the Code;

     - A corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or political subdivision thereof,

     - An estate, the income of which is subject to United States federal income tax regardless of its source; or

     - A trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons, within the meaning of Section 7701(a)(30) of the Code, can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it ha elected to continue to be treated as a United States person.

     We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange, ownership or disposition of the notes or that any such position would not be sustained. If a partnership or other entity taxable as a partnership holds the notes, the U.S. tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

PROSPECTIVE HOLDERS OF THE NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

UNITED STATES HOLDERS

  EXCHANGE OFFER

     The exchange of the outstanding notes for the new notes in the exchange offer will not constitute a taxable exchange for federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the outstanding notes. As a result, (1) a United States Holder will not recognize a taxable gain or loss as a result of exchanging such holder's notes; (2) the holding period of the new notes received will include the holding period of the outstanding notes exchanged therefor; and (3) the adjusted tax basis of the new notes received will be the same as the adjusted tax basis of the outstanding notes exchanged therefore immediately before such exchange.

  INTEREST

     The tax treatment of interest paid on a note depends on whether the interest is "qualified stated interest." Qualified stated interest is any interest on a debt security having a maturity of more than one year from its issue date that is payable at least annually over the entire term of the note at a single fixed rate. For these purposes, the stated interest on a note should constitute qualified stated interest. Payments of qualified stated interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder's method of accounting for United States federal income tax purposes.

  ORIGINAL ISSUE DISCOUNT

     In general, the amount of original issue discount with respect to a note will equal the excess of the stated redemption price at maturity of the note over its issue price. The stated redemption price at maturity of a note is the aggregate of all payments due to the holder on the note at or prior to its maturity date other than qualified stated interest. In general, the issue price of a note will be the first price paid by a holder who purchased the notes in connection with their original issuance at the original issue price.

     The notes will be treated as issued with original issue discount that exceeds a de minimis amount and a United States Holder of a note will be required to include such original issue discount in income under a constant yield method based on compounding of interest regardless of the United States Holder's regular method of accounting and regardless of when such United States Holder receives cash payments relating to the original issue discount. The amount included in the income of a United States Holder in this manner will be treated as ordinary income. Any payment (other than a payment of qualified stated interest) will be treated first as a payment of original issue discount to the extent of the original issue discount that has accrued as of the date of payment (and to which prior payments have not been allocated) and second as a payment of principal. Any amount of original issue discount included in income will increase a United States Holder's adjusted tax basis in a note, and any payment (other than a payment of qualified stated interest) on the note will decrease a United States Holder's adjusted tax basis in such note.


     Redemption premiums payable upon an optional redemption will not result in any additional original issue discount. Redemption premiums payable pursuant to a redemption that occurs after September 15, 2006 do not affect the calculation of original issue discount because of Treasury Regulation Section 1.1272-1(c)(5) dealing with unconditional optional redemption rights. Redemption premiums payable pursuant to redemption that occurs prior to September 15, 2005 from sales of our capital stock do not affect the calculation of original issue discount because we believe the likelihood of any such redemption is remote. Payment of a redemption premium pursuant to a redemption right, the exercise of which is a remote likelihood at the time the debt instrument is issued, is disregarded in calculating original issue discount under Treasury Regulation
Section 1.1275-2(h).


     The issuer or paying agent will be required to furnish annually to the IRS and to each United States Holder information regarding the amount of original issue discount attributable to that year.

  SALE, REDEMPTION OR OTHER TAXABLE DISPOSITION OF THE NOTES

     A United States Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest or original issue discount, which will be taxable as ordinary income) and the United States Holder's adjusted tax basis in the note. Subject to the market discount and amortizable premium rules described below, a United States Holder's adjusted basis in a note generally will be the United States Holder's cost therefor, increased by any original issue discount included in income through the date of disposition and decreased by any principal payments received by such holder. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the United States Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. In general, the maximum United States federal income tax rate for non-corporate taxpayers is currently 20% for long-term capital gain and 38.6% for short-term capital gain. For corporate taxpayers, both long-term and short-term capital gain are subject to a maximum United States federal income tax rate of 35%. For both corporate and non-corporate taxpayers, the deductibility of capital losses is subject to limitations.

  MARKET DISCOUNT

     The acquisition and resale of the notes may be affected by the impact on a purchaser of the market discount provisions of the Code. Subject to a de minimis exception, the market discount on a note generally will equal the amount, if any, by which the stated redemption price at maturity of the note immediately after its acquisition exceeds the United States Holder's adjusted tax basis in the note. If applicable, these provisions generally require a United States Holder who acquires a note at a market discount to treat as ordinary income any gain recognized on the disposition of that note to the extent of the accrued market discount on that note at the time of disposition, unless the United States Holder elects to include accrued market discount in income currently.

     This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note at the time of acquisition, or, at the election of the United States Holder, under a constant yield method. A United States Holder who acquires a note at a market discount and who does not elect to include accrued market discount in income currently may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until the note is disposed of in a taxable transaction.

  AMORTIZABLE PREMIUM

     A United States Holder who purchases a note at a premium over its stated principal amount, plus accrued interest, generally may elect to amortize that premium (referred to as Section 171 premium) from the purchase date to the note's maturity date under a constant-yield method that reflects semiannual compounding based on the note's payment period, but subject to special limitations if the note is subject to optional redemption at a premium. Amortized Section 171 premium is treated as an offset to interest income on a note and not as a separate deduction. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  BACKUP WITHHOLDING

     A United States Holder may be subject to a backup U.S. withholding tax, currently at a rate of 30% and subject to reduction in stages to 28% in 2006, when such holder receives interest (including original issue discount) and principal payments on the notes held or upon the proceeds received upon the sale or other disposition of such notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A United States Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

     - fails to furnish its taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

     - furnishes an incorrect TIN;

     - is notified by the IRS that it has failed to properly report payments of interest (including original issue discount) or dividends; or

     - fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

     United States Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

NON-UNITED STATES HOLDERS

  DEFINITION OF NON-UNITED STATES HOLDERS

     A Non-United States Holder is a beneficial owner of the notes who or that is not a United States Holder.

  EXCHANGE OFFER

     See the discussion entitled "United States Holders -- Exchange Offer," above.

  INTEREST

     Interest (including original issue discount) paid on the notes to a Non-United States Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) or income tax provided that:

     - the interest (including original issue discount) is not effectively connected with the Non-United States Holder's conduct of a United States trade or business (as described below);

     - such holder does not directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all of our classes of stock;

     - such holder is not a controlled foreign corporation that is related to us through stock ownership and is not a bank that received such interest on the notes as an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

     - either (1) the Non-United States Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name or address, or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-United States Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the Non-United States Holder, has received from the Non-United States Holder a statement, under penalties of perjury, that such holder is not a "United States person" and provides us or our paying agent with a copy of such statement.

     The certification requirement described above may require a Non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that

     - the certification described above be provided by the partners and

     - the partnership provides certain information.

     Further, a look-through rule will apply in the case of tiered partnerships. Special rules are also applicable to intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements for Non-United States persons.

  SALE, REDEMPTION OR OTHER TAXABLE DISPOSITION OF THE NOTES

     A Non-United States Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note, unless such gain is effectively connected with such holder's conduct of a United States trade or business (as described below). However, a Non-United States Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain.

  EFFECTIVELY CONNECTED INCOME

     If interest (including original issue discount) or gain from a disposition of the notes is effectively connected with a Non-United States Holder's conduct of a United States trade or business, or if an income tax treaty applies and the Non-United States Holder maintains a United States "permanent establishment" to which the interest (including original issue discount) or gain is generally attributable, the Non-United States Holder may be subject to United States federal income tax on the interest (including original issue discount) or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes (including original issue discount) is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note (including original issue discount) or gain recognized on the disposition of a note will be included in earnings and profits if the interest (including original issue discount) or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Unless certain exceptions apply, we must report annually to the IRS and to each Non-United States Holder any interest paid and original issue discount accrued to the Non-United States Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-United States Holder resides.

     Backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as such, to a Non-United States Holder of a note if the holder has provided the required certification that it is not a United States person as described above, provided that neither we nor our paying agent has actual knowledge, or reason to know, that the holder is a United States person. Payments of the proceeds from a disposition by a Non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

     - A United States person;

     - A controlled foreign corporation for United States federal income tax purposes;

     - A foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

     - A foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

     Payment of the proceeds from a disposition by a Non-United States Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

     Non-United States Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a credit against the holder's United States federal income tax liability, or the holder may claim a refund, provided the required information is furnished timely to the IRS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until           , 2003, all dealers effecting transactions
in the new notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the notes is and certain legal matters in connection with this offering will be passed upon by Cooley Godward LLP, San Francisco, California.

                                    EXPERTS

     The consolidated balance sheets of URS and subsidiaries as of October 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended October 31, 2002 incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended October 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated balance sheet of EG&G Technical Services, Inc. and Subsidiary as of December 28, 2001, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the year then ended, incorporated in this prospectus by reference to our report on Form 8-K/A filed on November 5, 2002, have been audited by Ernst & Young LLP and have been so incorporated in reliance upon the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

     The consolidated balance sheet of Lear Siegler Services, Inc. and Subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for year then ended, incorporated in this prospectus by reference to our report on Form 8-K/A filed on November 5, 2002, have been audited by Ernst & Young LLP and have been so incorporated in reliance upon the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                                   [URS LOGO]

                               OFFER TO EXCHANGE
       11 1/2% SENIOR NOTES DUE 2009, REGISTERED UNDER THE SECURITIES ACT
                                      FOR
                 ALL OUTSTANDING 11 1/2% SENIOR NOTES DUE 2009

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for the original notes if the original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Our Bylaws provide for our indemnification of our directors and officers to the fullest extent permitted by Delaware law and such right to indemnification shall continue as to a person who has ceased to be our director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Our Bylaws provide that every person will be indemnified against any and all judgments, fines, expenses including attorney fees, amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings (including an action by or in the right of us, subject to certain conditions), whether by fact that he is or was our director or officer or is or was serving at our request as a director or officer of another corporation, subject in all instances to the requirements that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     We have purchased and maintain insurance to protect persons entitled to indemnification in accordance with our By-laws against liabilities asserted against or incurred by them in their capacity or arising out of their status.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


 EXHIBIT
   NO.                              DESCRIPTION
---------                           -----------
 *1.1       Purchase Agreement, dated August 14, 2002, by and among URS
            Corporation, each subsidiary of the URS Corporation listed on Schedule B thereto and Credit Suisse First Boston
            Corporation, Wells Fargo Securities, LLC, BNP Paribas
            Securities Corp., The Royal Bank of Scotland plc, BMO
            Nesbitt Burns Corp. and ING Financial Markets LLC.
  2.1       Agreement and Plan of Merger, dated July 16, 2002, by and
            among URS Corporation, URS Holdings, Inc., URS-LSS Holdings,
            Inc., Carlyle-EG&G Holdings Corp., Lear Siegler Services,
            Inc., and EG&G Technical Services Holdings, L.L.C., filed as
            Exhibit 2.1 to our Current Report on Form 8-K, filed July
            26, 2002 and incorporated herein by reference.
  3.1(i)    Certificate of Incorporation of URS Corporation, a Delaware
            corporation ("Parent"), filed as Exhibit 3.1 to the Annual
            Report on Form 10-K for the fiscal year ended October 31,
            1991, and incorporated herein by reference.
  3.1(ii)   Bylaws of Parent, as amended, filed as Exhibit 3.2 to the
            Annual Report on Form 10-K for the fiscal year ended October
            31, 1992, and incorporated herein by reference.
  3.2(i)    Articles of Incorporation of Aman Environmental
            Construction, Inc., a California corporation ("Aman").
  3.2(ii)   Bylaws of Aman.
  3.3(i)    Articles of Incorporation of Banshee Construction Company,
            Inc., a California corporation ("Banshee").
  3.3(ii)   Bylaws of Banshee.
  3.4(i)    Articles of Incorporation of Cleveland Wrecking Company, a
            California corporation ("CWC").
  3.4(ii)   Bylaws of CWC.
  3.5(i)    Certificate of Formation of URS Resources, LLC, a Delaware
            limited liability company ("URS Resources").
  3.5(ii)   Limited Liability Company Agreement for URS Resources.
  3.6(i)    Articles of Incorporation of O'Brien-Kreitzberg Inc., a
            California corporation ("O'Brien-Kreitzberg").
  3.6(ii)   Bylaws of O'Brien-Kreitzberg.
  3.7(i)    Certificate of Formation of Radian International LLC, a
            Delaware limited liability company ("Radian").
  3.7(ii)   Limited Liability Company Agreement for Radian.
  3.8(i)    Certificate of Incorporation of Signet Testing Laboratories,
            Inc. a Delaware corporation ("Signet").
  3.8(ii)   Bylaws of Signet.
  3.9(i)    Certificate of Incorporation of URS Construction Services,
            Inc., a Florida corporation ("URS Construction").
  3.9(ii)   Bylaws of URS Construction.
  3.10(i)   Certificate of Incorporation of URS Corporation, a Nevada
            corporation ("URS -- Nevada").
  3.10(ii)  Bylaws of URS -- Nevada.
  3.11(i)   Certificate of Incorporation of URS Corporation Great Lakes,
            a Michigan corporation ("URS Great Lakes").
  3.11(ii)  Bylaws of URS Great Lakes.
  3.12(i)   Certificate of Incorporation of URS Corporation Group
            Consultants, a New York corporation ("UCGC").
  3.12(ii)  Bylaws of URS -- UCGC.

 EXHIBIT
   NO.                              DESCRIPTION
---------                           -----------
  3.13(i)   Certificate of Incorporation of URS Corporation -- Maryland,
            a Maryland corporation ("URS -- Maryland").
  3.13(ii)  Bylaws of URS -- Maryland.
  3.14(i)   Certificate of Incorporation of URS Corporation -- Ohio, a
            Ohio corporation ("URS -- Ohio").
  3.14(ii)  Bylaws of URS -- Ohio.
  3.15(i)   Articles of Incorporation of URS Corporation Southern, a
            California corporation ("UCS").
  3.15(ii)  Bylaws of UCS.
  3.16(i)   Certificate of Incorporation of URS Group, Inc., a Delaware
            corporation ("URS Group").
  3.16(ii)  Bylaws of URS Group.
  3.17(i)   Certificate of Incorporation of URS Holdings, Inc., a
            Delaware corporation ("URS Holdings").
  3.17(ii)  Bylaws of URS Holdings.
  3.18(i)   Certificate of Incorporation of URS International, Inc., a
            Delaware corporation ("URS International").
  3.18(ii)  Bylaws of URS International.
  3.19(i)   Certificate of Incorporation of Lear Siegler Services, Inc.,
            a Delaware corporation ("Lear Siegler").
  3.19(ii)  Bylaws of Lear Siegler.
  3.20(i)   Certificate of Incorporation of URS Operating Services,
            Inc., a Delaware corporation ("URS Operating Services").
  3.20(ii)  Bylaws of URS Operating Services.
  3.21(i)   Certificate of Incorporation of EG&G Defense Materials,
            Inc., a Utah corporation ("EG&G Defense Materials").
  3.21(ii)  Bylaws of EG&G Defense Materials.
  3.22(i)   Certificate of Incorporation of EG&G Technical Services,
            Inc., a Delaware corporation ("EG&G Technical Services").
  3.22(ii)  Bylaws of EG&G Technical Services.
  4.1       Indenture, dated as of August 22, 2002, by and among URS
            Corporation, the Subsidiary Guarantors and U.S. Bank, N.A.,
            as Trustee, filed as Exhibit 99.7 to our Current Report on
            Form 8-K, filed September 5, 2002 and incorporated herein by reference.
  4.2       Second Supplemental Indenture, dated as of August 22, 2002, by and among URS Corporation, the Restricted Subsidiaries, and U.S. Bank, N.A., (previously known as Firstar Bank of
            Minnesota, N.A.), as Trustee, filed as Exhibit 99.8 to our
            Current Report on Form 8-K, filed September 5, 2002 and
            incorporated herein by reference.
  4.3       Registration Rights Agreement, dated August 22, 2002, by and among URS Corporation, the Subsidiary Guarantors and Credit
            Suisse First Boston Corporation, entered into in connection with the 11 1/2% Senior Notes due 2009, filed as Exhibit
            99.9 to our Current Report on Form 8-K, filed September 5,
            2002 and incorporated herein by reference.
  4.4       Form of 11 1/2% Senior Note due 2009 (included in Exhibit
            4.1).
  4.5       Form of 11 1/2% Senior Exchange Note due 2009 (included in
            Exhibit 4.1).
 *5.1       Opinion of Cooley Godward LLP regarding the legality of the securities being registered hereby.
*12.1       Statement Regarding Computation of Consolidated Ratio of
            Earnings to Fixed Charges.
 23.1       Consent of Independent Accountants (PricewaterhouseCoopers
            LLP.)
 23.2       Consent of Ernst & Young LLP with respect to the
            consolidated financial statements of EG&G Technical
            Services, Inc. and Subsidiary.
 23.3       Consent of Ernst & Young LLP with respect to the
            consolidated financial statements of Lear Siegler Services,
            Inc. and Subsidiaries.
*23.4       Consent of Cooley Godward LLP (included in Exhibit 5.1).

 EXHIBIT
   NO.                              DESCRIPTION
---------                           -----------
*24.1       Powers of Attorney (included on the signature pages hereto).
*25.1       Statement on Form T-1 of Eligibility of Trustee.
 99.1       Form of Letter of Transmittal.
*99.2       Form of Notice of Guaranteed Delivery.
*99.3       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
            Companies and Other Nominees.
*99.4       Form of Letter to Clients.

---------------

* Previously filed.

     (b) Financial Statement Schedules: All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to file an application for the purposes of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act, as amended (the "TIA"), in accordance with the rules and regulation prescribed by the Commission under
Section 305(b)(2) of the TIA.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS CORPORATION

                                          By:     /s/ MARTIN M. KOFFEL*
                                            ------------------------------------
                                                      Martin M. Koffel
                                             Chief Executive Officer, President
                                                 and Chairman of the Board
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


            /s/ MARTIN M. KOFFEL*                           /s/ KENT P. AINSWORTH
---------------------------------------------   ---------------------------------------------
              Martin M. Koffel                                Kent P. Ainsworth
   Chief Executive Officer, President and                 Executive Vice President,
            Chairman of the Board                   Chief Financial Officer and Secretary
        (Principal Executive Officer)           (Principal Financial and Accounting Officer)

            /s/ RICHARD C. BLUM*                            /s/ GEORGE R. MELTON*
---------------------------------------------   ---------------------------------------------
               Richard C. Blum                                George R. Melton
         Vice Chairman of the Board                               Director

         /s/ ARMEN DER MARDEROSIAN*                       /s/ S. ROBERT FOLEY, JR.*
---------------------------------------------   ---------------------------------------------
            Armen Der Marderosian                  Admiral S. Robert Foley, Jr. USN (Ret.)
                  Director                                        Director

           /s/ RICHARD B. MADDEN*                          /s/ RICHARD Q. PRAEGER*
---------------------------------------------   ---------------------------------------------
              Richard B. Madden                              Richard Q. Praeger
                  Director                                        Director

          /s/ IRWIN L. ROSENSTEIN*                          /s/ WILLIAM D. WALSH*
---------------------------------------------   ---------------------------------------------
             Irwin L. Rosenstein                              William D. Walsh
                  Director                                        Director

           /s/ JOSEPH E. LIPSCOMB*                          /s/ MARIE L. KNOWLES*
---------------------------------------------   ---------------------------------------------
             Joseph E. Lipscomb                               Marie L. Knowles
                  Director                                        Director

         * By: /s/ KENT P. AINSWORTH
---------------------------------------------
              Kent P. Ainsworth
              Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          AMAN ENVIRONMENTAL CONSTRUCTION, INC.

                                          By:      /s/ STEVEN M. AMAN*
                                            ------------------------------------
                                                       Steven M. Aman
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


            /s/ STEVEN M. AMAN*                                /s/ JEFFREY KISSEL*
--------------------------------------------       --------------------------------------------
               Steven M. Aman                                     Jeffrey Kissel
           President and Director                      Chief Financial Officer and Director
       (Principal Executive Officer)               (Principal Financial and Accounting Officer)

        * By: /s/ KENT P. AINSWORTH
--------------------------------------------
             Kent P. Ainsworth
              Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          BANSHEE CONSTRUCTION COMPANY, INC.

                                          By:     /s/ MICHAEL T. OREAR*
                                            ------------------------------------
                                                      Michael T. Orear
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


           /s/ MICHAEL T. OREAR*                                /s/ DAVID MORGAN*
--------------------------------------------       --------------------------------------------
              Michael T. Orear                                     David Morgan
           President and Director                            Chief Financial Officer
       (Principal Executive Officer)               (Principal Financial and Accounting Officer)




           /s/ THOMAS W. BISHOP*                               /s/ STEVEN M. AMAN*
--------------------------------------------       --------------------------------------------
              Thomas W. Bishop                                    Steven M. Aman
                  Director                                           Director

        * By: /s/ KENT P. AINSWORTH
--------------------------------------------
             Kent P. Ainsworth
              Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          CLEVELAND WRECKING COMPANY

                                          By:      /s/ JAMES SHERIDAN*
                                            ------------------------------------
                                                       James Sheridan
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


            /s/ JAMES SHERIDAN*                                /s/ RITA ARMSTRONG*
--------------------------------------------       --------------------------------------------
               James Sheridan                                     Rita Armstrong
           President and Director                      Chief Financial Officer and Director
       (Principal Executive Officer)               (Principal Financial and Accounting Officer)

        * By: /s/ KENT P. AINSWORTH
--------------------------------------------
             Kent P. Ainsworth
              Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS RESOURCES, LLC

                                          By:     /s/ THOMAS W. BISHOP*
                                            ------------------------------------
                                                      Thomas W. Bishop
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


           /s/ THOMAS W. BISHOP*                               /s/ JEFFREY KISSEL*
--------------------------------------------       --------------------------------------------
              Thomas W. Bishop                                    Jeffrey Kissel
 President and Representative of the Member                Chief Financial Officer and
       (Principal Executive Officer)                       Representative of the Member
                                                   (Principal Financial and Accounting Officer)

        * By: /s/ KENT P. AINSWORTH
--------------------------------------------
             Kent P. Ainsworth
              Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          O'BRIEN KREITZBERG INC.

                                          By:     /s/ THOMAS W. BISHOP*
                                            ------------------------------------
                                                      Thomas W. Bishop
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


           /s/ THOMAS W. BISHOP*                               /s/ JEFFREY KISSEL*
--------------------------------------------       --------------------------------------------
              Thomas W. Bishop                                    Jeffrey Kissel
           President and Director                     Chief Financial Officer and Secretary
       (Principal Executive Officer)               (Principal Financial and Accounting Officer)

         /s/ PAUL C. BALDWIN, JR.*
--------------------------------------------
            Paul C. Baldwin, Jr.
     Senior Vice President and Director

        * By: /s/ KENT P. AINSWORTH
--------------------------------------------
             Kent P. Ainsworth
              Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 5TH DAY OF MARCH, 2003.


                                          RADIAN INTERNATIONAL LLC

                                          By:    /s/ WILLIAM E. CORBETT*
                                            ------------------------------------
                                                     William E. Corbett
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.





           /s/ WILLIAM E. CORBETT*                          /s/ DAVID C. NELSON*
---------------------------------------------   ---------------------------------------------
             William E. Corbett                                David C. Nelson
                  President                                       Treasurer
        (Principal Executive Officer)           (Principal Financial and Accounting Officer)




             /s/ JOSEPH MASTERS*
---------------------------------------------
               Joseph Masters
  Vice President and Representative of the
                   Member

         * By: /s/ KENT P. AINSWORTH
---------------------------------------------
              Kent P. Ainsworth
              Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          SIGNET TESTING LABORATORIES, INC.

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


          /s/ IRWIN L. ROSENSTEIN*                          /s/ KENT P. AINSWORTH
---------------------------------------------   ---------------------------------------------
             Irwin L. Rosenstein                              Kent P. Ainsworth
           President and Director                 Executive Vice President, Chief Financial
        (Principal Executive Officer)                  Officer, Secretary and Director
                                                (Principal Financial and Accounting Officer)




             /s/ JOSEPH MASTERS*
---------------------------------------------
               Joseph Masters
                  Director

         * By: /s/ KENT P. AINSWORTH
---------------------------------------------
              Kent P. Ainsworth
              Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS CONSTRUCTION SERVICES, INC.

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


          /s/ IRWIN L. ROSENSTEIN*                          /s/ KENT P. AINSWORTH
---------------------------------------------   ---------------------------------------------
             Irwin L. Rosenstein                              Kent P. Ainsworth
           President and Director                         Executive Vice President,
        (Principal Executive Officer)               Chief Financial Officer and Director
                                                (Principal Financial and Accounting Officer)




             /s/ JOSEPH MASTERS*
---------------------------------------------
               Joseph Masters
                  Director

         * By: /s/ KENT P. AINSWORTH
---------------------------------------------
              Kent P. Ainsworth
              Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS CORPORATION

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.






          /s/ IRWIN L. ROSENSTEIN*                          /s/ KENT P. AINSWORTH
---------------------------------------------   ---------------------------------------------
             Irwin L. Rosenstein                              Kent P. Ainsworth
           President and Director                         Executive Vice President,
        (Principal Executive Officer)               Chief Financial Officer and Director
                                                (Principal Financial and Accounting Officer)







          /s/ WILLIAM A. STEVENSON*
---------------------------------------------
            William A. Stevenson
     Senior Vice President and Director





         *By: /s/ KENT P. AINSWORTH
---------------------------------------------
              Kent P. Ainsworth
              Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS CORPORATION GREAT LAKES

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.






          /s/ IRWIN L. ROSENSTEIN*                          /s/ KENT P. AINSWORTH
---------------------------------------------   ---------------------------------------------
             Irwin L. Rosenstein                              Kent P. Ainsworth
           President and Director                         Executive Vice President,
        (Principal Executive Officer)               Chief Financial Officer and Director
                                                (Principal Financial and Accounting Officer)




             /s/ RICHARD DEWITT*                          /s/ WILLIAM A. STEVENSON*
---------------------------------------------   ---------------------------------------------
               Richard DeWitt                               William A. Stevenson
                  Director                                        Director





        *By: /s/ KENT P. AINSWORTH
-------------------------------------------
             Kent P. Ainsworth
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS CORPORATION GROUP CONSULTANTS

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


              /s/ IRWIN L. ROSENSTEIN*                                    /s/ KENT P. AINSWORTH
-----------------------------------------------------       --------------------------------------------------
                 Irwin L. Rosenstein                                        Kent P. Ainsworth
               President and Director                       Executive Vice President, Chief Financial Officer
            (Principal Executive Officer)                                      and Director
                                                               (Principal Financial and Accounting Officer)




                /s/ FRANCES J. GERAN*                                      /s/ MARVIN J. BLOOM*
-----------------------------------------------------       --------------------------------------------------
                  Frances J. Geran                                           Marvin J. Bloom
         Senior Vice President and Director                         Senior Vice President and Director




                 /s/ JOSEPH MASTERS*                                      /s/ THOMAS J. CLANCY*
-----------------------------------------------------       --------------------------------------------------
                   Joseph Masters                                            Thomas J. Clancy
             Vice President and Director                               Vice President and Director





             *By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS CORPORATION -- MARYLAND

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
*By:     /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


              /s/ IRWIN L. ROSENSTEIN*                                    /s/ KENT P. AINSWORTH
-----------------------------------------------------       --------------------------------------------------
                 Irwin L. Rosenstein                                        Kent P. Ainsworth
               President and Director                          Vice President, Chief Financial Officer and
            (Principal Executive Officer)                                        Director
                                                               (Principal Financial and Accounting Officer)




                 /s/ JERRY L. GLASS*                                    /s/ WILLIAM A. STEVENSON*
-----------------------------------------------------       --------------------------------------------------
                   Jerry L. Glass                                          William A. Stevenson
                      Director                                                   Director





             *By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS CORPORATION -- OHIO

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
*By:     /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


              /s/ IRWIN L. ROSENSTEIN*                                    /s/ KENT P. AINSWORTH
-----------------------------------------------------       --------------------------------------------------
                 Irwin L. Rosenstein                                        Kent P. Ainsworth
               President and Director                       Executive Vice President, Chief Financial Officer
            (Principal Executive Officer)                                      and Director
                                                               (Principal Financial and Accounting Officer)




               /s/ RICHARD L. DEWITT*
-----------------------------------------------------
                  Richard L. DeWitt
             Vice President and Director





             *By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                            URS CORPORATION SOUTHERN

                                            By:  /s/ IRWIN L. ROSENSTEIN*
                                              ----------------------------------
                                                     Irwin L. Rosenstein
                                                          President
*By:    /s/ KENT P. AINSWORTH
     -------------------------------
            Kent P. Ainsworth
            Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


              /s/ IRWIN L. ROSENSTEIN*                                    /s/ KENT P. AINSWORTH*
-----------------------------------------------------       --------------------------------------------------
                 Irwin L. Rosenstein                                        Kent P. Ainsworth
               President and Director                       Executive Vice President, Chief Financial Officer
            (Principal Executive Officer)                                      and Director
                                                               (Principal Financial and Accounting Officer)




                 /s/ JOSEPH MASTERS*
-----------------------------------------------------
                   Joseph Masters
             Vice President and Director




             *By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS GROUP, INC.

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
*By:     /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


              /s/ IRWIN L. ROSENSTEIN*                                    /s/ KENT P. AINSWORTH
-----------------------------------------------------       --------------------------------------------------
                 Irwin L. Rosenstein                                        Kent P. Ainsworth
               President and Director                       Executive Vice President, Chief Financial Officer
            (Principal Executive Officer)                                      and Director
                                                               (Principal Financial and Accounting Officer)




               /s/ PETER J. PEDALINO*
-----------------------------------------------------
                  Peter J. Pedalino
                      Director





             *By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS HOLDINGS, INC.

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


              /s/ IRWIN L. ROSENSTEIN*                                    /s/ KENT P. AINSWORTH
-----------------------------------------------------       --------------------------------------------------
                 Irwin L. Rosenstein                                        Kent P. Ainsworth
               President and Director                       Executive Vice President, Chief Financial Officer
            (Principal Executive Officer)                                      and Director
                                                               (Principal Financial and Accounting Officer)




                /s/ DAVID C. NELSON*                                       /s/ JOSEPH MASTERS*
-----------------------------------------------------       --------------------------------------------------
                   David C. Nelson                                            Joseph Masters
       Vice President, Treasurer and Director                          Vice President and Director




             * By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS OPERATING SERVICES, INC.

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


              /s/ IRWIN L. ROSENSTEIN*                                    /s/ PETER J. PEDALINO*
-----------------------------------------------------       --------------------------------------------------
                 Irwin L. Rosenstein                                        Peter J. Pedalino
               President and Director                            Vice President, Controller and Director
            (Principal Executive Officer)                      (Principal Financial and Accounting Officer)




             * By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          URS INTERNATIONAL, INC.

                                          By:   /s/ IRWIN L. ROSENSTEIN*
                                            ------------------------------------
                                                    Irwin L. Rosenstein
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


              /s/ IRWIN L. ROSENSTEIN*                                    /s/ KENT P. AINSWORTH
-----------------------------------------------------       --------------------------------------------------
                 Irwin L. Rosenstein                                        Kent P. Ainsworth
                      President                             Executive Vice President, Chief Financial Officer
            (Principal Executive Officer)                                      and Director
                                                               (Principal Financial and Accounting Officer)




                /s/ JEAN-YVES PEREZ*                                       /s/ JOSEPH MASTERS*
-----------------------------------------------------       --------------------------------------------------
                   Jean-Yves Perez                                            Joseph Masters
        Executive Vice President and Director                          Vice President and Director




             * By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          EG&G TECHNICAL SERVICES, INC.

                                          By:     /s/ GEORGE R. MELTON*
                                            ------------------------------------
                                                      George R. Melton
                                               President and Chief Executive
                                                           Officer
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


                /s/ GEORGE R. MELTON*                                       /s/ WILLIAM NEEB*
-----------------------------------------------------       --------------------------------------------------
                  George R. Melton                                             William Neeb
        President and Chief Executive Officer                    Vice President, Chief Financial Officer,
            (Principal Executive Officer)                      Assistant Treasurer and Assistant Secretary
                                                               (Principal Financial and Accounting Officer)




                /s/ DAVID C. NELSON*                                      /s/ KENT P. AINSWORTH
-----------------------------------------------------       --------------------------------------------------
                   David C. Nelson                                          Kent P. Ainsworth
             Vice President and Director                          Executive Vice President and Director




                 /s/ JOSEPH MASTERS*
-----------------------------------------------------
                   Joseph Masters
             Vice President and Director




             * By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          EG&G DEFENSE MATERIALS, INC.

                                          By:     /s/ GEORGE R. MELTON*
                                            ------------------------------------
                                                      George R. Melton
                                                         President
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


                /s/ GEORGE R. MELTON*                                       /s/ WILLIAM NEEB*
-----------------------------------------------------       --------------------------------------------------
                  George R. Melton                                             William Neeb
               President and Director                                  Vice President and Treasurer
            (Principal Executive Officer)                      (Principal Financial and Accounting Officer)




               /s/ RANDALL A. WOTRING*                                    /s/ STEPHEN C. DEPEW*
-----------------------------------------------------       --------------------------------------------------
                 Randall A. Wotring                                          Stephen C. DePew
             Vice President and Director                               Vice President and Director




             * By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 5TH DAY OF MARCH, 2003.


                                          LEAR SIEGLER SERVICES, INC.

                                          By:     /s/ GEORGE R. MELTON*
                                            ------------------------------------
                                                      George R. Melton
                                               President and Chief Executive
                                                           Officer
* By:    /s/ KENT P. AINSWORTH
     ---------------------------------
             Kent P. Ainsworth
             Attorney-in-fact


     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 5TH DAY OF MARCH, 2003.


                /s/ GEORGE R. MELTON*                                       /s/ WILLIAM NEEB*
-----------------------------------------------------       --------------------------------------------------
                  George R. Melton                                             William Neeb
        President and Chief Executive Officer                    Vice President, Chief Financial Officer,
            (Principal Executive Officer)                      Assistant Treasurer and Assistant Secretary
                                                               (Principal Financial and Accounting Officer)




                /s/ DAVID C. NELSON*                                      /s/ KENT P. AINSWORTH
-----------------------------------------------------       --------------------------------------------------
                   David C. Nelson                                          Kent P. Ainsworth
             Vice President and Director                          Executive Vice President and Director




                 /s/ JOSEPH MASTERS*
-----------------------------------------------------
                   Joseph Masters
             Vice President and Director




             * By: /s/ KENT P. AINSWORTH
  ------------------------------------------------
                  Kent P. Ainsworth
                  Attorney-in-fact